As filed with the Securities and Exchange Commission on August 11, 1997
                                                      Registration No. 333-20011

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------
                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                        EAGLE TELECOM INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

              TEXAS                          3669                        76-0494995
  (State or other jurisdiction         (Primary Standard             (I.R.S. Employer
       of incorporation or         Industrial Classification      Identification Number)
          organization)                  Code Number)

                                                      H. DEAN CUBLEY
           910 GEMINI                        EAGLE TELECOM INTERNATIONAL, INC.
      HOUSTON, TEXAS 77058                              910 GEMINI
          (281)280-0488                            HOUSTON, TEXAS 77058
 (Address, and telephone number                       (281) 280-0488
 of principal executive offices)            (Name, address and telephone number
                                                   of agent for service)

                                   COPIES TO:
                               THOMAS C. PRITCHARD
                            BREWER & PRITCHARD, P.C.
                             1111 BAGBY, 24TH FLOOR
                              HOUSTON, TEXAS 77002
                              PHONE (713) 209-2911
                            FACSIMILE (713) 209-2921

                              ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
      TITLE OF EACH CLASS OF          AMOUNT     PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
         SECURITIES TO BE              BEING      OFFERING PRICE        AGGREGATE        REGISTRATION
            REGISTERED              REGISTERED    PER SHARE(1)(2)   OFFERING PRICE(1)(2)     FEE
--------------------------------------------------------------------------------------------------------
Common Stock to be Resold (3) ....   5,308,334       $  .56           $ 2,972,667        $       892(4)
Class B Warrants to be Resold ....   5,033,334              (5)                  (5)                (5)
Shares Underlying Class A Warrants   5,033,334       $ 4.00 (6)        20,133,336              6,040(4)
Shares Underlying Class B Warrants   5,033,334       $ 6.00 (6)        30,200,004              9,060(4)
Shares Underlying Class C Warrants   1,050,000       $ 2.00 (6)         2,100,000                630(4)
Shares Underlying $5.00 Warrants .     425,000       $ 5.00 (6)         2,125,000                646(4)
TOTAL ............................        --           --                   --           $          (4)
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) This registration statement also covers any additional securities which may become issuable pursuant to anti-dilution provisions of the warrants. (3) The book value of the Common Stock, calculated pursuant to Rule 457(f).
(4) Previously paid.
(5) Fee paid as described in Rule 457 (g).
(6) The exercise price of the warrants, calculated  pursuant to Rule 457 (g).
-------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          ----------------------------

                        EAGLE TELECOM INTERNATIONAL, INC.
                              Cross-Reference Sheet
                      showing location in the Prospectus of
                   Information Required by Items of Form SB-2

FORM SB-2 ITEM NUMBER AND CAPTION                                  LOCATION IN PROSPECTUS
---------------------------------                                  ----------------------
 1.    Front of Registration Statement and
       Outside Front Cover of Prospectus.........................  Outside Front Cover Page
 2.    Inside Front and Outside Back Cover
       Pages of Prospectus.......................................  Inside Front Cover Page; Outside Back Cover
                                                                   Page
 3.    Summary Information and Risk Factors......................  Prospectus Summary; Risk Factors; The
                                                                   Company
 4.    Use of Proceeds...........................................  Use of Proceeds
 5.    Determination of Offering Price...........................  Outside Front Cover Page; Risk Factors; Plan of
                                                                   Distribution and Selling Stockholders
 6.    Dilution..................................................  Dilution
 7.    Selling Security-Holders..................................  Plan of Distribution and Selling Stockholders
 8.    Plan of Distribution......................................  Outside Front Cover Page; Risk Factors; Plan of
                                                                   Distribution and Selling Stockholders
 9.    Legal Proceedings.........................................  Business
10.    Directors, Executive Officers, Promoters
       and Control Persons.......................................  The Company; Management -- Executive
                                                                   Officers and Directors
11.    Security Ownership of Certain Beneficial
       Owners and Management.....................................  Principal Stockholders
12.    Description of Securities.................................  Description of Capital Stock
13.    Interest of Named Experts and Counsel.....................  Experts
14.    Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...............................................  *
15.    Organization Within Last Five Years.......................  The Company
16.    Description of Business...................................  Business
17.    Management's Discussion and Analysis
       or Plan of Operation......................................  Management's Discussion and Analysis of
                                                                   Financial Condition and Results of Operations
18.    Description of Property...................................  Business
19.    Certain Relationships and Related
       Transactions..............................................  Management -- Certain Transactions
20.    Market for Common Equity and Related
       Stockholder Matters.......................................  Risk Factors; Description of Capital Stock;
                                                                   Shares Eligible for Future Sale; Dividend Policy
21.    Executive Compensation....................................  Management -- Executive Compensation
22.    Financial Statements......................................  Financial Statements
23.    Changes in and Disagreements with
       Accountants on Accounting and Financial
       Disclosure................................................  Experts

-----------------------------
(*)    None or Not Applicable
                            -------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 11, 1997

                        EAGLE TELECOM INTERNATIONAL, INC.

                   RESALE OF 16,850,002 SHARES OF COMMON STOCK
                      RESALE OF 5,033,334 CLASS B WARRANTS

        This Prospectus relates to the resale of 16,850,002 shares of Common Stock of Eagle Telecom International, Inc. (the "Company"), which may be sold by the holders thereof ("Selling Stockholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock to be resold include 5,308,334 shares currently issued and outstanding and up to 11,541,668 shares to be issued upon (i) the exercise of class A warrants outstanding to purchase an aggregate of 5,033,334 shares of Common Stock at $4.00 per share, which expire in August 2000 ("Class A Warrants"), (ii) the exercise of class B warrants outstanding to purchase an aggregate of 5,033,334 shares of Common Stock at $6.00 per share, which expire in August 2000 ("Class B Warrants"), (iii) the exercise of Class C Warrants outstanding to purchase an aggregate of 1,050,000 shares of Common Stock at $2.00 per share, which expire in August 2000 ("Class C Warrant"), and (iv) the exercise of warrants to purchase 425,000 shares of Common Stock at $5.00 per share which expire in July 1999 ("$5.00 Warrants") (such Class A Warrants, Class B Warrants, Class C Warrants and $5.00 Warrants collectively the "Subject Warrants"). This Prospectus also relates to the resale of the Class B Warrants to purchase 5,033,334 shares of Common Stock. Shares offered by the Selling Stockholders may be sold by one or more of the following methods without limitation: (i) ordinary brokerage transactions in which a broker solicits purchases; and (ii) face to face transactions between the Selling Stockholders and purchasers without a broker-dealer. A current prospectus must be in effect at the time of the sale of the shares of Common Stock to which this Prospectus relates. Each Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. See "Description of Capital Stock" and "Plan of Distribution and Selling Stockholders." The Company will retain all proceeds from the exercise of the Subject Warrants, regardless of the number exercised. The gross proceeds (a maximum amount of approximately $54,558,340) will be used for working capital and general corporate purposes. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

        As the resale of the shares of Common Stock is being registered under the Securities Act of 1933, as amended ("Act"), holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of Common Stock for purposes of the Act with the result that they may be subject to certain statutory liabilities if the registration statement is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The Company has not agreed to indemnify any of the Selling Stockholders regarding such liability. See "Plan of Distribution and Selling Stockholders."
                        --------------------------------

            THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A
             HIGH DEGREE OF RISK AND SUBSTANTIAL IMMEDIATE DILUTION
                AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT
                  AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE
                       "RISK FACTORS" BEGINNING ON PAGE 5.
                          ----------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                          ----------------------------

                 The date of this Prospectus is August 11, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Available Information..................................................... 3
Prospectus Summary.........................................................4
Risk Factors...............................................................6
Use of Proceeds............................................................8
Dilution ..................................................................8
Dividend Policy............................................................9
Capitalization.............................................................9
Management's Discussion and Analysis of Financial Condition
        and Results of Operations.........................................10
Business..................................................................10
Management................................................................17
Principal Stockholders....................................................19
Description of Capital Stock..............................................20
Shares Available for Future Sale..........................................21
Plan of Distribution and Selling Stockholders.............................22
Legal Matters.............................................................40
Experts...................................................................40
Index to Financial Statements..........................................F - 1

        No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. The Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby, or an offer to sell or a solicitations of an offer to buy any securities offered hereby to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery or this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company since the date hereof or that the information in the Prospectus is correct as of any time subsequent to the date as of which such information is furnished.

                                 AVAILABLE INFORMATION

        The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is http:\\www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the site.

        Prior to the date of this Prospectus, the Company was not subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"). As a result, the Company will become subject to such requirements and, in accordance therewith, the Company will file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "SEC"). The Company will provide its shareholders with annual reports containing audited financial statements and, if determined to be feasible, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The Company has filed a registration statement of Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), with respect to the securities being registered. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission or may be examined, without charge, at the public reference facilities of the Commission. The Company will provide without charge to each person who receives a copy of the Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the Company, attention Scott A. Cubley, at 910 Gemini, Houston, Texas 77058.

                               PROSPECTUS SUMMARY

        THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                      THE COMPANY

        Eagle Telecom International, Inc. (the "Company" or "Eagle") is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems. The Company's products are primarily purchased by its customers on an order by order basis, and not pursuant to any long-term contracts. Company customers include Motorola Communications and Electronics, Inc. ("Motorola"), Ericsson, Inc., Mobil-Media, Inc., Pac-Tel, Paging Network, Inc., Norwegian Telecom, Inc., and Link-Two Communications, Inc. ("Link II"). The Company has a broad line of products covering the paging spectrum as well as specific personal communication systems ("PCS") and specialized mobile radio ("SMR") products, and products that have been tested and approved by the Federal Communications Commission ("FCC").

          The Company was incorporated in May 1993, but did not conduct any substantive business operations until April 1996. In September 1996, the Company amended its articles of incorporation and changed its name to its current name. Unless otherwise indicated, all information in this Prospectus has been adjusted to reflect the amended articles of incorporation. The Company's principal place of business is located at 910 Gemini, Houston, Texas 77058 and its telephone number is (281) 280-0488.

                                  THE RESALE OFFERING

Common Stock Outstanding..............  11,510,334 shares(1)
Common Stock to be Resold.............    5,308,334 shares
Common Stock to be issued
upon Exercise of the Subject
Warrants .............................  11,541,668 shares(2)
Class B Warrants to be Resold.........    5,033,334
Risk Factors..........................  Prospective purchasers are urged to carefully review the factors set forth
                                        in "Risk Factors."
No Market for Company Securities......  To date there exists no market for the
                                        Common Stock or the Class B Warrants and there can be no assurance that a market will develop, or if one develops, that it will not be limited, sporadic or highly volatile.

(1) Does not include 13,966,668 shares of Common Stock underlying outstanding warrants including: (a) class A warrants to purchase an aggregate of 5,033,334 shares of Common Stock at $4.00 per share, which expire in August 2000("Class A Warrants"), (b) class B warrants to purchase an aggregate of 5,033,334 shares of Common Stock at $6.00 per share, which expire in August 2000 ("Class B Warrants"), (c) warrants to purchase 1,050,000 shares of Common Stock at $.05 per shares which expire in July 1999 ($.05 Warrants"),
    (d) warrants to purchase 1,375,000 shares of Common Stock at $.50 per share which expire in July 1999 ("$.50 Warrants"), (e) class C warrants to purchase 1,050,000 shares of Common Stock at $2.00 per share which expire in August 2000("Class C Warrants"), and (f) warrants to purchase 425,000 shares of Common Stock at $5.00 per share which expire in September 1999 ("$5.00 Warrants") (such Class A Warrants, Class B Warrants, Class C Warrants, $.05 Warrants, $.50 Warrants and $5.00 Warrants collectively, "Warrants"). See "Description of Capital Stock."

(2) Consists of shares of Common Stock underlying the Class A Warrants, Class B Warrants, Class C Warrants and $5.00 Warrants. See "Plan of Distribution and Selling Stockholders."

                          SUMMARY FINANCIAL INFORMATION

        The Company did not conduct any significant business operations until it acquired cash, and certain inventory and assets, both of which occurred in March 1996, resulting in business operations commencing in April 1996 and its fiscal year ends August 31.

                              FOR THE PERIOD ENDED
                            MAY 31,       AUGUST 31,
                              1997          1996
STATEMENT OF EARNINGS      UNAUDITED       AUDITED
---------------------      ---------     ----------
Net sales ...............   $3,059,687   $1,018,441
Cost of goods sold ......    1,303,034      644,271
Operating expenses ......    1,239,378      343,888
Earning before income tax      755,495       37,887
Net Earnings ............      498,627       32,204

BALANCE SHEET DATA
Working capital .........   $5,882,979   $1,657,320
Total assets ............    7,312,837    3,446,992
Long-term debt, net .....       20,048       22,387
Shareholders' equity ....    6,435,918    2,077,006

                                  RISK FACTORS

       AN INVESTMENT IN THE COMPANY SECURITIES INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

LIMITED OPERATING HISTORY OF THE COMPANY

       The Company has a limited operating history and, accordingly, is subject to all the substantial risks inherent in the commencement of a new business enterprise. Additionally, the Company has a very limited business history that investors can analyze to aid them in making an informed judgement as to the merits of an investment in the Company. Any investment in the Company should be considered a high risk investment because the investor will be placing funds at risk in a start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject. The Company's prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in a highly competitive industry characterized by rapid technological development. The Company had net sales of $1,575,970 and net earnings of $32,204 for the period ended August 31, 1996, net sales of $3,059,687 and net earnings of $498,627 for the nine month period ended May 31, 1997, may incur losses in the future, and there can be no assurance when or if the Company will sustain long-term profitability. The Company's financial statements for the period ended August 31, 1996 reflect the commencement of manufacturing and sales since April 1996. See "Management's Discussion and Analysis of Financial Condition."

CAPITAL REQUIREMENTS; LIMITED SOURCES OF LIQUIDITY

        The Company requires substantial capital to pursue its operating strategy. Since inception, the Company has primarily funded its capital requirements through the private issuance for cash of 4,402,334 shares of Common Stock and certain Class A Warrants, Class B Warrants and Class C Warrants grossing approximately $6,417,415. For the nine months ended May 31, 1997, the Company obtained $3,238,695 of cash provided by financing activities and used $1,575,970 of cash in operations. At August 31, 1996, the Company had working capital of $1,657,320, and for the nine month period ended May 31, 1997, working capital of $5,882,979. As the Company has limited internal sources of liquidity, it will continue to rely on external sources of liquidity, and for the foreseeable future, the Company's principal source of working capital will be from proceeds of the private offerings discussed above. The Company has not established any lines of credit or financing with financial institutions or other unrelated third parties. The Company may need to raise additional capital to satisfy its business plan. The Company believes that its current working capital, and revenues from operations, will satisfy the Company's capital requirements through 1998; however, such time may be shorter or longer depending on revenues generated, and expenses incurred. There is no assurance that the Company will generate sufficient cash in future periods to satisfy its capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IMMEDIATE DILUTION; DISPROPORTIONATE RISK OF LOSS

       Assuming an average exercise price of the Subject Warrants of $4.73 per share, purchasers will incur immediate and substantial dilution of $2.11 per share in the pro forma net tangible book value per share of their investment. In addition, assuming the exercise of all of the Subject Warrants, such purchasers will be contributing approximately 90.2% of the total capital consideration to the Company, but will receive only 50% of the shares outstanding. Accordingly, in the aggregate, purchasers exercising the Subject Warrants will bear a greater risk of loss than the current stockholders. See "Dilution."

DEPENDENCE ON CERTAIN CUSTOMERS

       The Company's two largest customers accounted for approximately 52% and 13%, respectively, of the Company's revenue during the nine months ended May 31, 1997. Link II accounted for approximately 52% of the Company's revenue in such period and owed the Company $1,420,464 at May 31, 1997, approximately 60% of the accounts receivable at May 31, 1997. Certain principal stockholders (or affiliates thereof) of the Company, including James Futer, executive vice president, director and chief operating officer, and A.L. Clifford, a director of the Company, are also principal stockholders of Link II. Mr. Clifford is also the chairman, president and chief executive officer of Link II and Dr. Cubley is a director of Link II. In addition, the Company and Link II have executed an agreement, whereby the Company would receive up to an 8% equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II is earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than 30 days. As of May 31, 1997, the Company had earned the full 8% equity interest to be evidenced by the issuance of 2,400,000 shares of Link II common stock to the Company. Many of the Company's customers contract with the Company on a purchase order basis, which may result in fluctuations of revenue during various periods. The sudden loss of a significant customer could have material adverse effect on the Company's business. See "Business -- Customers" and "Management-Certain Transactions."

TECHNOLOGY CHANGE

        The design, development and manufacturing of PCS and SMR products is highly competitive and characterized by rapid technology changes. The Company will compete with other existing products and may compete against other development technology. Development by others of new or improved products or technologies may make the Company's products obsolete or less competitive. While management believes that the Company's products are based on established state-of-the-art technology, there can be no assurance that they will not be obsolete in the near future or that the Company will be able to develop a commercial market for its products in response to future technology advances and developments. See "Business -- Research and Development."

DEPENDENCE ON KEY PERSONNEL

       The success of the Company is dependent upon, among other things, the services of H. Dean Cubley, president and chief executive officer and James Futer, executive vice-president and chief operating officer. The loss of the services of Dr. Cubley or Mr. Futer, for any reason, could have a material adverse effect on the prospects of the Company. The Company has not entered into employment agreements with Dr. Cubley and Mr. Futer but does maintain $ 5 million of key-man life insurance on Dr. Cubley. The Company has enlisted experienced personnel in several key positions; however, there can be no assurance that the Company will be able to continue to attract and retain qualified employees to implement its business plan.
See "Management."

LACK OF PATENT PROTECTION

       The Company's success depends upon its proprietary technologies. The Company relies on certain non-disclosure agreements with employees, and common law remedies with respect to certain of its proprietary technology. The Company has not completed filing for or obtained patents on its key technology, and there can be no assurance that the patents will be issued if applied for in the future. There can be no assurance that others will not misappropriate the Company's proprietary technologies or develop competitive technologies or products that could adversely affect the Company. In addition, although the Company is not aware of any infringement claims against it or any circumstances which could lead to such claims, there can be no assurance that such a claim could not be made which could adversely affect the Company. See "Business - -- Proprietary Information."

FEDERAL REGULATION

       The paging and PCS industry is heavily regulated. Although compliance with such laws and regulations historically has not had a material adverse effect on the Company's competitive position, operations or financial condition or required material capital expenditures, there is no assurance that the implementation of new or amended laws or regulations in the future would not have such an effect or require such expenditures. See "Business -- Regulation."

COMPETITION

       The wireless personal communications industry includes equipment manufacturers that serve many of the same customers served by the Company. Substantially all of the Company's competitors have significantly greater resources, including financial, technical and marketing, than the Company, and there can be no assurance that the Company will be able to compete successfully in the future. See "Business -- Competition."

LACK OF CASH DIVIDENDS

        It is not anticipated that any cash dividends will be paid to stockholders in the foreseeable future. See "Dividend Policy."

NO ASSURANCE OF A PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE, SHARES ELIGIBLE FOR FUTURE SALE

       While the Common Stock to be resold pursuant to this offering will be free of restrictions on transferability, prior to the date of this Prospectus, there has been no public trading market for the Company's Common Stock and there is no assurance that a public market will develop after this offering, or if one develops, that it will not be volatile. In the event that any market develops for the Company securities, the market price of the Common Stock may experience fluctuations that are unrelated to the operating performance of, or announcement concerning, the Company. Securities of issuers having relatively limited capitalization or securities recently issued in a public offering, such as the Company, are particularly susceptible to change based on short-term trading strategies of certain investors. See "Plan of Distribution and Selling Stockholders."

       As of May 31, 1997, a total of 11,510,334 shares of Common Stock were outstanding. The resale of the 5,308,334 shares of Common Stock offered hereby, along with the resale of the 11,541,668 shares of Common Stock issuable upon the exercise of the Subject Warrants, will be eligible for immediate resale in the public market. In addition, 2,425,000 shares of Common Stock will be issuable upon exercise of the remaining outstanding warrants, although such shares will be subject to the resale provisions of Rule 144 promulgated under the Act. The remaining 6,202,000 shares of Common Stock outstanding will be subject to resale pursuant to the provisions of Rule 144 and will become subject to a 12 month contractual lock up agreement whereby such shares can only be sold by the holder, if concurrently with such resale, the holder exercises a warrant to purchase one share of the Company's Common Stock, at an exercise price of at least $4.00 per share, for each two shares of Common Stock sold. Sales of Common Stock in the public market may have an adverse effect on prevailing market prices for the Common Stock. See "Shares Eligible for Future Sale."

PENNY STOCK REGULATION

       The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in Company securities may find it difficult to sell their securities, if at all.

AUTHORIZED STOCK

       The Board of Directors of the Company has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board of Directors of the Company is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors could, without further shareholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors of the Company also has authority to issue up to 100,000,000 shares of Common Stock. See "Description of Capital Stock."

LACK OF DISINTERESTED, INDEPENDENT DIRECTORS

       All of the directors of the Company have a direct financial interest in the Company. While management believes that its current directors will be able to exercise their fiduciary duties as directors, the Company intends to add an independent, disinterested director to serve on the Board of Directors in the near future. See "Management."

                                 USE OF PROCEEDS

       Assuming exercise of all the Subject Warrants, the Company will receive aggregate gross proceeds of approximately $54,558,340, prior to deducting estimated offering expenses of approximately $125,000. The Company will use these proceeds for working capital and will have broad discretion in the application of such proceeds. As there are no commitments from the holders of the Subject Warrants to exercise such securities, there can be no assurance that any of the Subject Warrants will be exercised. The Company will receive no proceeds from the resale of shares of Common Stock by the Selling Stockholders.

                                    DILUTION

       Set forth below is a description of dilution to purchasers of the Company Common Stock, assuming the exercise of all of the Subject Warrants.

       As of May 31, 1997 the pro-forma net tangible book value of the Company's Common Stock was $6,435,918 or $.56 per share. "Net Tangible book value per share" represents the amount of total tangible assets less total liabilities of the Company. Without taking into account any changes in net tangible book value after May 31, 1997, the pro-forma book value of the Common Stock after the exercise of all Subject Warrants will be $2.62 per share. Consequently, the purchasers of the shares of Company Common Stock issued upon exercise of all of the Subject Warrants will sustain an immediate substantial dilution (i.e., the difference between the average exercise price of $4.73 and the pro forma net tangible book value per share) after such exercise of $2.11 per share. The following table illustrates such dilution:

 Pro forma Net Tangible Book Value of Outstanding
   Common Stock ...........................................................$ .56
 Average Exercise Price of the Common Stock
   Underlying the Subject Warrants.........................................$4.73
 Increase Attributable to Exercise of Subject Warrants.....................$2.06
 Pro forma Net Tangible Book Value After Exercise of
   Subject Warrants........................................................$2.62
 Per Share Dilution to New Investors.......................................$2.11

       The following table sets forth, as of the date of this Prospectus, the total number of shares of Common Stock purchased from the Company, the total consideration recorded and the average price per share for (i) existing holders of Common Stock for shares acquired since inception and (ii) the investors exercise all of the Subject Warrants.

   SHARES PURCHASED              TOTAL CONSIDERATION         AVERAGE PRICE
   ----------------              -------------------         -------------
                                 NUMBER     PERCENT       AMOUNT        PERCENT    PER SHARE
                                 ------     -------       ------        -------    ---------
Existing shareholders(1)....... 11,510,334     50%     $ 5,905,087 (1)     9.8%     $  .51
New shareholders............... 11,541,668     50%      54,558,340 (1)    90.2%     $ 4.73
                                ----------   -----      --------------   -----
Total.......................... 23,052,002    100%     $60,463,427       100%
-----------------

(1)  Prior to deducting any expenses associated with the issuances.

                                 DIVIDEND POLICY

       It is the present policy of the Company not to pay cash dividends and to retain future earnings to support the Company's growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available therefor, the Company's earnings, financial condition, capital requirements and other factors that the Board of Directors may deem relevant. The Company does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

       The following table sets forth the unaudited capitalization of the Company as of May 31, 1997. This table should be read in conjunction with the Company's financial statements and notes thereto that are included elsewhere in this Prospectus.

                                                             ACTUAL
                                                             ------
Long-term debt, net                                         $ 20,048

Stockholder's Equity:
 Preferred Stock, par value $.001 per share;
   5,000,000 shares authorized, 0 shares
   outstanding........................................       -
 Common Stock, par value $.001 per share;
   100,000,000 shares authorized, 11,510,334
   shares issued and outstanding(1) (2)...............       11,510

Additional Paid-In Capital............................    5,893,577

Retained Earnings.....................................      530,831
                                                            -------

Total Stockholders' Equity............................  $ 6,435,918
                                                         ==========
-------------------
(1)   Does not reflect 13,966,668 shares underlying the Warrants.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

       The following discussion should be read in conjunction with the Financial Statements of the Company and accompanying Notes to the Financial Statements.

GENERAL

       The Company was incorporated in May 1993, but did not conduct any significant business operations until it acquired cash, certain inventory and assets, both of which occurred at the end of March 1996 resulting in business operations commencing in April 1996. There exists limited historic operations with respect to the operation of the Company. The Company's fiscal year is August 31. The financial information contained in this Prospectus is for the fiscal year ended August 31, 1996 and for the nine month period ended May 31, 1997.

FIVE MONTHS COMPRISING FISCAL YEAR ENDED AUGUST 31, 1996

       For the period ended August 31, 1996, the Company had net sales of $1,018,441, cost of goods sold was $644,271, resulting in a gross profit of $374,170. For this period, total operating expenses for such period were $343,888 resulting in net earnings of $32,204. For the period ended August 31, 1996, the Company had total current assets of $3,004,919, working capital of $1,657,320, long-term debt, net liabilities of $22,387, and total shareholders' equity of $2,077,006.

NINE MONTHS ENDED MAY 31, 1997

       For the nine months ended May 31, 1997, the Company had net sales of $3,059,687, total cost of goods sold was $1,303,034, resulting in a gross profit of $1,756,653. For this period, total operating expenses were $1,239,378, resulting in net earnings of $498,627. For the nine months ended May 31, 1997, the Company had total current assets of $6,568,433, working capital of $5,728,125, long-term debt, net liabilities of $20,048 and shareholders' equity of $6,542,481.

LIQUIDITY AND CAPITAL RESOURCES

       As of May 31, 1997, the Company's primary source of equity was $3,580,342 of cash, $2,346,361 of accounts receivable, and $772,584 of inventories. Since inception, the Company has primarily funded its capital requirements through the private issuance for cash of 4,402,334 shares of Common Stock and certain Class A Warrants, Class B Warrants and Class C Warrants grossing, approximately $ 6,417,415 (the "Private Offerings"). Net cash used in operating activities for the period ended August 31, 1996, was $146,220 compared with $1,404,553 used in operating activities for the nine months ended May 31, 1997. This decrease was primarily due to an increase in accounts receivable. Net cash provided by financing activities was $2,354,782 for the period ended August 31, 1996 compared with $3,238,695 for the nine months ended May 31, 1997. The Company expects any negative cash flow from its operations to continue which will be funded primarily from working capital.

       During the nine months subsequent to August 31, 1996, the Company raised an aggregate of $3,860,285 through the issuance of shares of Common Stock and warrants to purchase Common Stock in the Private Offerings. The issuance of these securities accounted for the $1,476,290 increase in cash and cash equivalents from August 31, 1996 to May 31, 1997. In addition, accounts receivable increased by $1,987,428 from August 31, 1996 to May 31, 1997 as sales volume for the Company's wireless messaging products increased.

       The Company believes that its working capital is sufficient to fund operations through the end of the current calendar year. The Company has not established a line of credit or other similar financing arrangements with any lenders. There can be no assurance that the Company will be able to obtain any funding from any external sources on suitable terms, if at all. Management believes, however, that its current working capital will be sufficient to meet the Company's capital requirements for the current calendar year. However, a decrease in expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs, insufficient market penetration and any new product introductions could shorten the period during which the current working capital may be expected to satisfy the Company's capital requirements. As of May 31, 1997, the Company had no material capital commitments.

                                    BUSINESS

       The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems. The Company has a broad line of products covering the paging spectrum as well as specific personal communication systems ("PCS") and specialized mobile radio ("SMR") products, and products that have been tested and approved by the FCC. Eagle provides service and support for its products.

CURRENT PRODUCTS

       The principal products and enhancements currently being manufactured and sold by the Company relate to its wireless messaging products and include the following:

    LICENSE STARTER

       This is a new product which was developed to provide new paging license holders a method to install a system that will keep them in compliance with FCC regulations. The product is expandable, giving the license holder the ability to fund the expansion from revenues. Installation of this product requires 110VAC power and a standard telephone line. Revenues from sales of this product for the periods ended August 31, 1996 and May 31, 1997 were approximately $814,752 or 80% of total revenues and $1,484,464 or 48% of total revenues, respectively.

    STEALTH SERIES SLIMLINE BASE STATIONS

        This product is attractive and convenient where space has a high dollar cost. The product has the same specifications as a full size base station (described below) but takes up much less floor space and can be stacked for even higher density.

    FULL SIZE BASE STATION

        This product line can be configured for substantially all domestic and international paging frequencies.

    R.F. POWER AMPLIFIERS

        The high, medium and low power base station and link transmitter power amplifiers are designed to operate with any FCC type accepted exciter or may be combined with Eagle optional plug-in base station in the same volume as the power amplifier. All Eagle power amplifiers above 100 watts are equipped with Eagle "Heat Trap"(TM) design to provide the user with long life and high reliability performance.

    EXTEND-A-PAGE

        Extend-a-Page is designed to provide fill-in coverage in those locations where normal paging service from a wide area paging system is not adequate. Extend-a-Page receives the paging data on either a radio frequency ("RF") control link or wireline link and converts this information into low power simulcast compatible paging transmissions on any of the common paging frequencies. The Extend-a-Page transmits the paging information at a one to two watt level directly into hard to reach locations such as hospitals, underground structures, large industrial plants, and many locations near the outer coverage contour of paging systems.

    LINK PRODUCTS

        Major competitors have elected to license the Eagle Telecom 20x Control software and have it resident on their terminals. However, the customer can elect to purchase the same Link software directly from Eagle as part of an Eagle system at a lesser cost. Management believes that its software allows the user to mix and match the products of different vendors on a common system.

    MICROBEEP

        Management believes this to be the only small terminal resident in an IBM PC taking power from the PC and giving the user POCSAG numeric and alphanumeric flexibility at 512 and 1200 baud rate.

    ARBITRATOR

        Management believes this to be the only product that can reliably adjudicate and allow up to eight terminals to share the same transmitter, particularly in private carrier paging ("PCP") applications.

        The following wireless messaging products are in the final beta testing phase by the Company and have recently become available for commercial production and sale.

    KAR-STOPPER 950

        The KS-950 offers safer personal protection during possible car-jacking situations. When a thief demands and then takes possession, the driver is left behind, safe but without his or her vehicle. The driver may go to any phone in the U.S. or Canada and dial a special number, where a person will answer and proceed to assist them. In some instances the vehicle owner can, also using a touch tone phone, page the vehicle directly. A signal is then transmitted to the vehicle via satellite to a paging system which sends out a signal to immediately trigger a built in anti car-jacking device. Lights flash and a siren or horn sound is initiated causing immediate attention to the vehicle and concern to the thief. A shrill sounding 180db interior siren (optional) is also triggered. If the thief attempts to turn off the ignition or open any door or open the hood, the engine dies along with all functions of the ignition key switch. If the thief attempts to stop the system by removing the battery cables, the KS-950 memory system goes into effect, and when the cables are re-connected, the system resumes where it left off. The system can also be used to unlock vehicle doors when the driver is accidentally locked out or to lock the vehicle doors. Among the Kar-Stopper 950 features are: can be initiated from any phone i.e. (land, cellular, pay phone, etc.); works all over the world; audible and visual alerts; ignition disable circuit; four separate activation codes available; memory back-up; and short circuit protection.

    ENERGY WIZARD 2000

        The Energy Wizard 2000 is a new product being developed for use by Public Utility Companies to control switching in their sub-stations remotely using the low-cost paging infrastructure. At the present time, the utilities use existing voice channels on their radio communications system to control these Sub-Stations. Unfortunately, when switching is necessary and voice channels are being used, it reduces the capabilities and traffic capacity of the communications systems at a time when maximum communications capabilities are required to monitor emergencies on the system. The unit will be intelligent, being capable of detecting over voltages in excess of 125VAC and turning the system OFF activating various safety modes to avoid overloading sub-station or blacking out of consumers served by the controlled sub-station. Counters will register the activations and aborts of the controlled system. This system can be modified to control any process, water, gas, oil, electrical power or any other process that can be controlled by an ON/OFF relay.

PRODUCT CATEGORIES

    WIRELESS MESSAGING PRODUCTS

        For the fiscal year ended August 31, 1996 and the nine months ended May 31, 1997, infrastructure equipment, which includes License Starter, Base Stations, power amplifiers, L20X, arbitrator, Extend-a-Page, and Micro Beep, accounted for substantially all of the Company's net sales.

        Paging is a method of wireless telecommunication which uses an assigned radio frequency to contact a paging subscriber anywhere within a service area. A paging system is generally operated by a service provider which incurs the cost of building and operating the system. Each service provider in the United States licenses spectrum from the FCC and elsewhere from the authorized government body to operate a paging frequency within either a local, regional, or national geographical area. Each paging subscriber is assigned a distinct telephone number which a caller dials to activate the subscriber's pager (a pocket-sized radio receiver carried by the subscriber). Telephone calls by the subscriber are received by a paging switch. A network of transmitters, that broadcast a signal over a specific geographical area, then receives the information from the paging switch through the controller and a radio signal is sent by the transmitters via antennae to the subscriber's pager. The transmitters manufactured by Eagle are specifically designed to simulcast, which is the transmission of the same signal over two or more transmitters on the same channel at the same time in an overlap area, resulting in superior voice and data quality and coverage area. The radio signal causes the pager to emit a beep or to vibrate, and to provide the subscriber with information from the caller in the form of a voice, tone, numeric or alphanumeric message.

        A pager has an advantage over a landline telephone in that the pager's reception is not restricted to a single location, and has an advantage over a cellular portable telephone in that a pager is smaller, has a much longer battery life, has excellent coverage, and is less expensive to use. Historically, the principal disadvantage of traditional paging service in comparison to landline telephones or cellular portable telephones has been that paging provided only one-way communication capabilities.

        However, this limitation may have been overcome in the United States as a result of the auction in 1994 by the FCC of nationwide and regional licenses for designated narrowband personal communication services ("NPCS"), radio frequencies or spectrum to service providers. Many of the nationwide license holders and many of the regional license holders are current Eagle customers, directly or indirectly. Additional licenses may be auctioned in 1996. The cost of the licenses to the NPCS auction winners in 1994 was approximately $1 billion. The FCC anticipates that these NPCS licenses will be used to provide such new services as pager location, two-way acknowledgment paging, advanced voice paging and data services.

        The NPCS radio frequencies or spectrum are located at three separate points within the total radio spectrum, at 902- 928 MHZ, 930-931 MHZ and 940-941 MHZ. Initially, the radio frequencies located at 930-931 MHZ and 940-941 MHZ have been designated for outbound message transmission (to the pager) and the 902-928 MHZ have been designated response channels (from the pager). This application is similar to traditional paging except that these license holders have been granted wider frequency band width permitting the user to transmit substantially more information. In addition, Eagle manufactures other paging infrastructure products that cater to the VHF and UHF paging frequencies in the United States and other areas of the world as well as supporting most international paging brands.

        The NPCS nationwide licenses cover all fifty states, the District of Columbia, American Samoa, Guam, the Northern Marianas Islands, Puerto Rico and the United States Virgin Islands. These licenses are divided into 50 KHz paired and unpaired channel categories. Paired channels permit both outbound and inbound signals while unpaired channels are limited to only outbound signals. Currently, there are 11 nationwide licenses and 6 additional licenses which were auctioned on a regional basis that cover the nation. Remaining to be auctioned are 7 licenses available on a major trading area ("MTA") basis and 2 licenses on a basic trading area ("BTA") basis.

        The FCC has imposed infrastructure construction or buildout requirements on all NPCS license holders. Each NPCS license holder must establish a minimum service availability for at least 37.5% of the population in its geographic region within five years after receiving the license. After ten years, each NPCS license holder must make the service available to at least 75% of the area's population. If a NPCS license holder fails to achieve these build-out requirements, it risks cancellation by the FCC of its NPCS license and a forfeiture of any auction monies paid.

        Eagle manufactures products that will enable paging license holders to legally put their systems into operation, at a low cost, a strategy adopted by the Company to create a "captive" customer in terms of future build out.

        Eagle offers its customers an end-to-end solution for NPCS applications. The Company has developed and introduced, at the September 1996 PCS show in San Francisco, new technology based products with enhanced architecture and technology from its existing paging systems to accommodate the advanced services available through paging and PCS. This system approach includes full product lines of radio frequency network controllers, transmitters, receivers, and a special satellite receiver system (to receive the response message from the end-user). The Company is currently shipping its NPCS products to various beta test sites, based on product development schedules and the build-out requirements of the NPCS license holders.

        The design of a paging system is customer specific and depends on (i) the number of paging subscribers the service provider desires to accommodate,
(ii) the operating radio frequency, (iii) the geography of the service area,
(iv) the expected system growth, and (v) specific features desired by the customer. Paging equipment hardware and software developed by the Company may be used with all types of paging service, including voice, tone numeric (telephone number display) or alphanumeric messaging (words and numbers display).

    SWITCHES

        The Company is involved at an early stage in the development of industry wide technology standards and is familiar with developments in paging protocol standards throughout the world. The Company works closely with its customers in the design of large, complex paging networks. Eagle believes that its customers' purchasing decisions are based, in large part, on the quality and technological capabilities of such networks. The Company has strategic agreements to purchase switches from major switch manufacturers. The Company believes that the advanced hardware and software features of its switches ensure high reliability and high volume call processing.

    RADIO FREQUENCY EQUIPMENT, TRANSMITTERS AND RECEIVERS

        Transmitters are available in frequency ranges of 70 MHZ to 960 MHZ and in power levels of 2 watts to 500 watts. Radio link receivers are available in frequency ranges of 70 MHZ to 960 MHZ. Satellite link receivers are available for integration directly with the transmitters at both Ku- and C- band frequencies.

        The Company's range of receivers detects the responses back from the two-way NPCS subscriber devices. The receivers take advantage of DSP demodulation techniques that maximize receiver performance.

        Depending upon frequency, antenna height, topography and power, Eagle transmitter systems are designed to cover broadcast cells with a diameter from 3 to 100 miles. Typical simulcast systems have broadcast cells which vary from 3 to 15 miles in diameter. Eagle transmitters are designed specifically for the high performance and reliability required for high speed simulcast networks.

    CONTROLLERS

        The Company currently offers products for transmitter control known as Eagle's L20TX transmitter control system, which is a medium-feature transmitter control system used in domestic and international markets, and the Company's new advanced Kar-Stopper 950 and Energy Wizard 2000 products were introduced at the September 1996 show in San Francisco.

MANUFACTURE OF NEW PRODUCTS

        The Company has identified several new products that would complement existing products and broaden its product base. The Company's strategy is to develop upgrades on existing products to enable it to obtain increased market share or extend the life of those products by several years.

SERVICE AND SUPPORT

        Eagle provides service to customers on a regular basis including installation, project management of turnkey systems, training, service or extended warranty contracts with the Company. The Company believes that it is essential to provide reliable service to customers in order to solidify customer relationships and to be the vendor of choice when new services or system expansions are sought by a customer. This relationship is further developed as customers come to depend upon the Company for installation, system optimization, warranty and post-warranty services.

        The Company has a warranty and maintenance program for both its hardware and software products and maintains a customer service network in its operating locations. Eagle's standard warranty provides its customers with repair or replacement of any defective Eagle manufactured equipment. The warranty is valid on all products for the period of one year from the later of the date of shipment or the installation by an Eagle qualified technician.

CUSTOMERS

        Eagle sells to a broad range of customers worldwide. In the United States, customers include the regional Bell operating companies, medical paging operators, and public and private radio common carriers. Internationally, customers include public telephone and telegraph companies, as well as private telecommunication service providers. Company customers include: Motorola, Ericsson, Inc., Mobil-Media, Inc., Pac-Tel, Paging Network, Inc., Norwegian Telecom, Inc., and Link II.

        The Company's two largest customers, Link II, and Houston Telephone accounted for approximately 52% and 13%, respectively, of the Company's sales for the nine months ended May 31, 1997. Link II is a common carrier of exclusively wholesale one-way paging network services. Its customers purchase paging network services as an aggregator and resell Link II's network services to individual subscribers and other communications providers. Link II has secured the rights to use or options to purchase five PCP frequencies, three of which provide coverage in ten of the top ten markets, and several RCC frequencies providing regional coverage in two of the top ten markets. Link II will provide high-quality network services by utilizing regional network operational centers ("NOC") that will enable it to utilize a star network topology to control paging networks in multiple local markets within a wide geographical region. Link II intends to build its first NOC in metro New York City followed by Chicago, Los Angeles, Dallas and Atlanta. Link II then intends to expand operations nationwide by constructing five additional NOCs in top markets to allow for nationwide, local and national paging services.

MARKETING AND SALES

        The Company markets its products and services in the United States through representative organizations and internationally through agents. As the Company's business is highly technical, a majority of sales are complete systems with technical support. A large percentage of the Company's marketing comes from direct sales by the employees. The Company also utilizes distributors and agents to sell its products in certain countries and geographic regions to market outside of the Company's core markets.

        The Company currently has non-exclusive arrangements with 6 of such distributors and agents to service Canada and the midwest, eastern seaboard, and northeast regions of the United States. A non-exclusive arrangement is also in effect with one distributor on a worldwide basis and the Company has one exclusive arrangement with a distributor to service Australia. Terms of these arrangements provide for payments to the distributors on either a fixed percentage commission or discount from list price basis.

        As part of the Company's integrated marketing and sales efforts, Eagle encourages a philosophy of open communication between the Company and its customers.

INTERNATIONAL BUSINESS RISKS

        In 1996 and 1997, the Company generated net sales in markets outside of the United States, which amounted to 1.9% and 3.4% of total Company net sales for the periods ended August 31, 1996 and May 31, 1997, respectively. International sales are subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases, transportation delays, difficulties or delays in collecting accounts receivable, and, to a lesser extent, exchange rate fluctuations. To protect its interests, the Company only services international business using letters of credit drawn on American or limited foreign corresponding banks.

RESEARCH AND DEVELOPMENT

        The Company believes that a strong commitment to research and development is essential to the continued growth of its business. One of the key components of the Company's development strategy is the promotion of a close relationship between its development staff, internally with Eagle's manufacturing and marketing personnel, and externally with Eagle's customers. This strategy has allowed Eagle to develop and bring to market customer-driven products.

        The Company has extensive expertise in the technologies required to develop wireless communications systems and products including high power, high frequency RF design digital signal processing, real-time software, high-speed digital logic, radio frequency and data network design. The Company believes that by having a research and development staff with expertise in these key areas, it is well positioned to develop enhancements for its existing products as well as the next generation of personal communication products. Investment in advanced computer-aided design tools for simulation and analysis has allowed Eagle to reduce the time for bringing new products to market. Research and development costs incurred by the Company for the periods ended May 31, 1997 and August 31, 1996 were $99,646 and $48,829 respectively.

MANUFACTURING

        Eagle currently manufactures its products at Company facilities in Houston, Texas. The Company's manufacturing expertise resides in assembling sub-assemblies and final systems that are configured to its customers' specifications. The components and assemblies used in the Company's products include electronic components such as resistors, capacitors, transistors, and semiconductors such as field programmable gate arrays, digital signal processors and microprocessors, and mechanical materials such as cabinets in which the systems are built. Substantially all of the components and parts used in the Company's products are available from multiple sources. In those instances where components are purchased from a single source, the supplier is reviewed frequently for stability and performance. Additionally, as necessary, the Company purchases sufficient quantities of certain components which have long-lead requirements in the world market. The Company ensures that all products are tested, tuned and verified prior to shipment to the customer.

        The Company is in the process of implementing a computerized system which will be used to control and monitor all areas of the Company from sales to shipping.

COMPETITION

        The Company supplies transmitters, receivers, controllers and software used in paging, voice messaging and message management systems. While the services from the foregoing products represent a significant portion of the wireless personal communications industry today, the industry is expanding to include new services and new markets. The wireless personal communications industry includes equipment manufacturers that serve many of the same PCS markets served by the Company. Certain of the Company's competitors, and all competitors that have publicly tradeable securities, have significantly greater resources than the Company, and their can be no assurance that Eagle will be able to compete successfully in the future. In addition, manufacturers of wireless telecommunications equipment, including those in the cellular telephone industry, certain of which are larger and have significantly greater resources than the Company, could elect to enter into the Company's markets and compete with Eagle's products. There can be no assurance that the Company will be able to increase its market share in the future.

PROPRIETARY INFORMATION

        The Company attempts to protect its proprietary technology through a combination of trade secrets, non-disclosure agreements, technical measures, and common law remedies with respect to certain proprietary technology. Such protection may not preclude competitors from developing products with features similar to the Company's products. The laws of some foreign countries in which the Company sells or may sell its products do not protect the Company's proprietary rights in the products to the same extent as do the laws of the United States. Although the Company believes that its products and technology do not infringe on the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against the Company in the future. If such litigation resulted in the Company's inability to use technology, the Company might be required to expend substantial resources to develop alternative technology. There can be no assurance that the Company could successfully develop alternative technology on commercially reasonable terms.

REGULATION

        Many of the Company's products operate on radio frequencies. Radio frequency transmissions and emissions, and certain equipment used in connection therewith, are regulated in the United States and internationally. Regulatory approvals generally must be obtained by the Company in connection with the manufacture and sale of its products, and by customers to operate the Company's products. There can be no assurance that appropriate regulatory approvals will continue to be obtained, or that approvals required with respect to products being developed for the personal communications services market will be obtained. The enactment by federal, state, local or international governments of new laws or regulations or a change in the interpretation of existing regulations could affect the market for the Company's products. Although recent deregulation of international telecommunications industries along with recent radio frequency spectrum allocations made by the FCC have increased the demand for the Company's products by providing users of those products with opportunities to establish new paging and other wireless personal communications services, there can be no assurance that the trend toward deregulations and current regulatory developments favorable to the promotion of new and expanded personal communications services will continue or that future regulatory changes will have a positive impact on the Company. On February 9, 1996, the FCC released a notice of proposed rule making covering a licensing rule and procedure change on the 929 MHZ and 931 MHZ as well as certain other paging frequencies which included a freeze on its acceptance of new applications for paging system licenses. The Company believes that this freeze will increase sales of certain of its product lines as customers respond to the "install of lose" nature of the proposed licensing rule. The long-term effect is expected to cause the current system operators to purchase and install new equipment using their current licenses in an effort to increase the efficiency of operations rather than expanding into new territories.

EMPLOYEES

        At May 31, 1997, the Company employed approximately 35 persons and retained 10 independent contractors. The Company believes its employee relations to be good. The Company enters into independent contractual relationships with various individuals, from time to time, as needed.

DESCRIPTION OF PROPERTY

        The Company's headquarters are located in Houston, Texas and include approximately 15,000 square feet of leased office and warehouse space. The lease is at market rates and expires in 1998. The Company insures its facilities in an amount it believes is adequate and customary in the industry. The Company believes that its existing facilities are adequate to meet its current requirements but anticipates the need for additional space within the next year. The Company believes that suitable additional space in close proximity to its existing headquarters will be available as needed to accommodate such growth of its operations through the foreseeable future.

DIRECTORS AND EXECUTIVE OFFICERS

        The Company's directors and executive officers are:

NAME                                   AGE                            POSITION
----                                   ---                            --------
H. Dean Cubley                          56          Chairman of the Board of Directors, President and
                                                    Chief Executive Officer

Christopher W. "James" Futer            58          Director, Executive Vice President and Chief
                                                    Operating  Officer

A. L. Clifford                          53          Director

Richard Royall                          51          Chief Financial Officer

        H. DEAN CUBLEY has served as chairman of the board, president and chief executive officer of the Company since March 1996. Prior to that, Dr. Cubley served as vice-president of Eagle, Inc. from 1993 to March 1996. Dr. Cubley is also a member of the Oversight Committee for the University of Houston Epitaxy Center which managed the Wake Shield Flight aboard the Shuttle in September 1995. In February 1992, Dr. Cubley personally filed for protection under the federal bankruptcy laws, which filing was discharged in June 1992. Dr. Cubley has over 35 years of extensive experience in the field of telecommunications. From 1965 to 1984, Dr. Cubley worked for the NASA Manned Spacecraft Center in the Electromagnetic Systems Branch of the Engineering and Development Directorate. For a five year portion of that period, Dr. Cubley was the Antenna Subsystems Manager for all spacecraft antennas for the Shuttle Program. Dr. Cubley's duties included overall responsibility for the design, development, costs schedules and testing of the antennas and hardware for all Shuttle flights. Throughout his career, Dr. Cubley has authored or co-authored over fifty publications. In addition, he has a total of eight patents and patents-pending registered in his name. Dr. Cubley received a bachelor of science degree in electrical engineering from the University of Texas in 1964 and a masters degree in from the University of Texas in 1965. In 1970, Dr. Cubley received his Ph D in Electrical Engineering from the University of Houston. Since 1977, Dr. Cubley has been actively engaged in the commercial telecommunications industry and has been instrumental in many of its technological advancements.

        JAMES FUTER has served as a director, chief operating officer and vice president of the Company since March 1996. Prior to that, Mr. Futer served as general manager of Eagle Aerospace, Inc. Telecom Division from November 1994 until February 1996. From May 1993 to November 1994, Mr. Futer was employed as a vice president of operations with Starcom, Inc. Prior thereto, he was employed with Paging Products International. Mr. Futer was a manager of Universal Cellular, Inc., a California corporation ("UCI"), from October 1990 until February 1991. Mr. Futer resigned from UCI in February 1991 due to his disagreement with UCI management over its business policy and practices. In June 1993, UCI filed for protection under the federal bankruptcy laws. Mr. Futer's spectrum of experience has included work in the fields of hi-tech flight simulation and display technologies (especially those of light emitting diodes and liquid crystal displays), and in consumer electronics, i.e. electronic watches, pocket calculators, and electronic games. Most recently, he has been involved in pager design, manufacture and marketing, as well as the wider field of paging equipment. His international background includes work with Hatfield Instrument (in England, where he was born), Canadian Aviation Electronics, located in Montreal, Canada, General Instruments (in Canada and the United States), Litronix (in California) and Siemens (living in California and England and commuting to the head office in Munich, as well as Berlin, Paris and Milan). In 1975, he was instrumental in implementing a major "turn-key" technology transfer from Canada to the (then) Soviet Union for the manufacture of hand-held electronic calculators, an operation which the Soviets then improved from the consumer level and adapted to suit their particular requirements. Since 1975, Mr. Futer has had extensive in-depth experience of interfacing with Pacific Rim countries. In 1992 and 1993, he spent time in the People's Republic of China co-ordinating a successful technology transfer for one of the first pager manufacturing facilities.

        A. L. CLIFFORD has served as a director since December 1996. Mr. Clifford has served as president of Clifford & Associates for over five years, a company involved in the distribution of electrical and electronic products throughout the Midwest since 1920. Mr. Clifford is a graduate of the University of Miami, where he studied business and attended law school.

        RICHARD R. ROYALL has been a certified public accountant since 1971. From 1971 to 1976, Mr. Royall was employed with Haskins & Sells, Laventhol & Horwath (a partner from 1976 to 1986), and Bracken, Krutilek & Royall (1986). In 1986, Mr. Royall practiced accounting as a sole proprietor. Since 1987, Mr. Royall has been a partner in Royall & Fleschler, certified public accountants. In addition to the foregoing, Mr. Royall serves as financial officer and director of companies operating in the oil and gas industry, software industry and chemical industries, none of which are affiliated with the Company.

        The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. None of the directors receive any compensation or reimbursement of out-of-pocket expenses to attend Board meetings. The Company has not established and does not maintain any compensation, audit, executive or nominating committees. All officers serve at the discretion of the Board of Directors. There are no family relationships between or among any of the directors and executive officers of the Company.

EXECUTIVE COMPENSATION

        Dr. Cubley is currently paid a salary of $70,000 per year. For the fiscal year ended August 31, 1996, Dr. Cubley was paid $30,000. No other executive officer received in excess of $100,000 in compensation during the fiscal year ended August 31, 1996. The Company has not entered into employment agreements with any of its executive officers.

STOCK OPTIONS

        In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. As of the date of this Prospectus, no options have been granted pursuant to such plan and the Company has no present plans for the issuance thereof. The Company does not have a defined benefit plan or any retirement or long-term incentive plans.

CERTAIN TRANSACTIONS

        The Company was incorporated in May 1993, but did not conduct any substantive business operations until it acquired cash, certain inventory and test equipment from Hou-Tex Trust, Bailey Trust, Futer Family Trust and John Nagel totaling approximately $500,000 and concurrently acquired certain assets from an affiliate of Dr. Cubley totaling approximately $260,000, both of which occurred in April 1996. Additionally, the Company assumed liabilities owed to certain principal stockholders and founders as follows: (i) $145,000 to an affiliate of Dr. Cubley; (ii) $33,000 to certain founding shareholders; and
(iii) $82,000 to certain unrelated third parties. Promoters of the Company are Hou-Tex Trust, B and F Trust, Futer Family Trust, Dr. Cubley, Mr. Futer, Mr. Clifford, Mr. Porter Barton and Vonn Ltd. Dr. Cubley disclaims beneficial ownership, as well as the voting and disposition power of the Company securities owned by Hou-Tex Trust and B and F Trust. Mr. Futer disclaims beneficial ownership, as well as voting and disposition power, of the Company securities owned by the Futer Family Trust.

        In connection with the organization of the Company, 3,150,000 shares of Common Stock were issued to the Hou-Tex Trust, 990,000 shares of Common Stock were issued to the Futer Family Trust, 180,000 shares of Common Stock were issued to the Bailey Trust, and 180,000 shares of Common Stock were issued to John Nagel, such issuances were for nominal services rendered, contribution of certain net assets and cash valued at approximately $345,000. In July 1996, the Company issued for fund-raising services rendered: $.05 Warrants to purchase 350,000, 110,000, 20,000 and 20,000 shares, respectively, to the Hou- Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel, respectively; and $.50 Warrants to purchase 350,000, 110,000, 20,000 and 20,000 shares, respectively, to the Hou-Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel, respectively. Neither of these $.05 Warrants or $.50 Warrants are exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days. The Company issued, for fund-raising services rendered, to the Hou-Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel: Class A Warrants to purchase 350,000 shares, 110,000 shares, 20,000 shares, and 20,000 shares, respectively; and Class B Warrants to purchase 350,000 shares, 110,000 shares, 20,000 shares, and 20,000 shares, respectively. The Company issued, for fund-raising services, warrants to purchase an aggregate of 700,000 shares of Common Stock at $.01 per share to the following entities and individuals: warrants to purchase 490,000 shares to the B and F Trust, warrants to purchase 154,000 shares to the Futer Family Trust, warrants to purchase 28,000 shares to the Bailey Trust and warrants to purchase 28,000 shares to John Nagel. All of such warrants became exercisable in December 1996 and were exercised in full in February 1997.

        From September 1996 through December 1997, the Company issued to Messrs. Clifford and Barton and Vonn Ltd. the following securities: 366,000, 975,000 and 567,000 shares of Common Stock, respectively; $.05 Warrants to purchase 166,667 shares, 166,667 shares and 166,666 shares of Common Stock, respectively; and $.50 Warrants to purchase 166,667 shares, 71,667 shares and 166,666 shares of Common Stock, respectively; Class A Warrants to purchase 166,667 shares, 146,667 shares, 166,666 shares, respectively; and Class B Warrants to purchase 166,667 shares, 146,667 shares, and 166,666 shares, respectively. Certain Company securities issued to Messrs Clifford and Barton have been transferred to third parties. All of the above issuances of Common Stock were for approximately $120,000 of expenses incurred on behalf of the Company by these parties in connection with fund-raising activities. The issuance of the Warrants were for fund-raising services rendered.

        Certain principal stockholders (or affiliates thereof) of the Company, including Messrs. Futer and Clifford are also principal stockholders of Link II. Mr. Clifford is also the chairman, president and chief executive officer of Link II and Dr. Cubley is a director of Link II. In addition, the Company and Link II have executed an agreement, whereby the Company would receive up to an 8% equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II is earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than 30 days. As of May 31, 1997, the Company had earned the full 8% equity interest to be evidenced by the issuance of 2,400,000 shares of Link II common stock to the Company. As of May 31, 1997, Link II owed the Company $1,420,464, comprising approximately 60% of the accounts receivable at such date.

        In September 1996, Richard Royall was issued $.05 Warrants to purchase 12,500 shares of Common Stock, and $5.00 Warrants to purchase 12,500 shares of Common Stock. The $.05 Warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days.

LIMITATION OF DIRECTORS' LIABILITY

        The Company's Articles of Incorporation eliminates, subject to certain exceptions, the personal liability of directors of the Company or its stockholders for monetary damages for breaches of fiduciary duty by such directors. The Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith that constitutes a breach of duty of the director or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such director derives an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. This provision of the Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the Board of Directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the Board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to Board action in respect of such transaction or event. In these cases, the stockholders and the Company could be injured by a Board's decision and have no effective remedy.


                                    PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of the date of this Prospectus, the number and percentage of outstanding shares of Company Common Stock owned by (i) each person known to the Company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

                                                NUMBER OF SHARES OF
NAME AND ADDRESS OF                                 COMMON STOCK          PERCENTAGE OF
BENEFICIAL OWNERS (1)                        BENEFICIALLY OUTSTANDING(2)    OWNERSHIP
---------------------                        ---------------------------    ---------
Hou-Tex Trust                                      3,770,000 (3)               31.0%
H. Dean Cubley (4)                                           -                   -
Futer Family Trust                                 1,364,000 (5)               11.6%
Christopher W. "James" Futer (6)                             -                   -
Vonn Ltd.                                            900,332 (7)                7.6%
A. L. Clifford                                       579,334 (9)                4.9%
P. Arabella                                          660,000 (10)               5.7%
All officers and directors (4 persons)               591,834 (11)               5.0%

(1) Each address is the Company, except for (i) Mohamad Hadeed c/o Ritz Carlton Hotel, 2100 Massachusetts Ave., NW Washington, DC 20008, (ii) Barton Family Trust at 45 Alhambra Plaza, Coral Cables, Florida, 33134,
      (iii) Vonn Ltd., at P.O. Box 1407, Suite 9, Wood Center St. Johns, Antigua, West Indies, (iv) A. L. Clifford at 1801 W. 18th Street, Indianapolis, IN 46202, (v) P. Arabella at Waldmannstrasse 6, Postfatch 269, Zurich, Switzerland CH-8024 , (vi) Hou- Tex Trust at 1331 Lamar, Suite 1375, Houston, Texas 77010, (vii) Philippe Caland at 951 Napoli, Pacific Palasades, CA 90272; and (viii) Futer Family Trust at 16534 Space Center Boulevard, Houston, Texas 77058.

(2) Does not give effect to the $.05 Warrants and $.50 Warrants as these warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days. It is assumed, for purposes of this table, that this will not occur within 60 days of the date of this Prospectus. See "Management -- Certain Transactions" and "Description of Capital Stock -- Warrants."

(3) Includes (i) 350,000 shares underlying Class A Warrants and (ii) 350,000 shares underlying Class B Warrants. See "Management-- Certain Transactions."

(4) Dr. Cubley disclaims beneficial ownership, as well as voting and disposition power of the shares of Common Stock and Warrants owned by the Hou-Tex Trust.

(5) Includes (i) 110,000 shares underlying Class A Warrants and (ii) 110,000 shares underlying Class B Warrants. See "Management-- Certain Transactions."

(6) Mr. Futer disclaims beneficial ownership, as well as voting and disposition power of the shares of Common Stock and Warrants owned by Futer Family Trust.

(7) Includes 166,666 shares underlying Class A Warrants and 166,666 shares underlying Class B Warrants. See "Management-- Certain Transactions."

(8) Includes 166,667 shares underlying Class A Warrants and 166,667 shares underlying Class B Warrants. See "Management - Certain Transactions."

(9) The record holder of these securities is the Clifford Family Trust of which Mr. Clifford has voting and disposition power.

(10) Includes, 220,000 shares underlying Class A Warrants and 220,000 shares underlying Class B Warrants.

(11) Includes warrants to purchase 345,834 shares of Common Stock that are currently exercisable.

                          DESCRIPTION OF CAPITAL STOCK
COMMON STOCK

        The Company is authorized to issue up to 100,000,000 shares of Common Stock. There are 11,510,334 shares of Common Stock issued and outstanding, up to 13,966,668 shares are reserved for issuance upon exercise of the Warrants, and 400,000 shares are reserved for issuance under the Company's stock option plan.

        The holders of shares of Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of Common Stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of Common Stock have no preemptive or other rights to subscribe for shares. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.

PREFERRED STOCK

        The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, $.001 par value per share. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

        No shares of Preferred Stock will be outstanding as of the closing of this offering, and the Company has no present plans for the issuance thereof. The issuance of any such Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The issuance of such Preferred Stock could also adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock.

WARRANTS

        The Company has issued the following warrants to purchase an aggregate of 13,966,668 shares of Common Stock.

     CLASS A WARRANTS

        The Company has issued Class A Warrants to purchase 5,033,334 shares of Common Stock at $4.00 per share. The Class A Warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class A Warrant holders will be entitled to exercise Class A Warrants at any time up to the business day next preceding the redemption date. The Class A Warrants provide for the payment, by the Company, of a 3% solicitation fee.

     CLASS B WARRANTS

        The Company has issued Class B Warrants to purchase 5,033,334 shares of Common Stock at $6.00 per share. The Class B Warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class B Warrant holders will be entitled to exercise Class B Warrants at any time up to the business day next preceding the redemption date. The Class B Warrants provide for the payment, by the Company, of a 3% solicitation fee.

     CLASS C WARRANTS

        The Company has issued Class C Warrants to purchase 1,050,000 shares of Common Stock at $2.00 per share. The Class C Warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the

Class C Warrants by paying holders $.05 per Class C Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class C Warrant holders will be entitled to exercise Class C Warrants at any time up to the business day next preceding the redemption date. The Class C Warrants provide for the payment, by the Company, of a 3% solicitation fee.

     $.05 WARRANTS

        The Company has issued $.05 Warrants to purchase 1,050,000 shares of Common Stock at $.05 per share, which expire in July 1999. The $.05 Warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days.

     $.50 WARRANTS

        The Company has issued $.50 Warrants to purchase 1,375,000 shares of Common Stock at $.50 per share, which expire in July 1999. The $.50 Warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive days.

     $5.00 WARRANTS

        The Company has issued $5.00 Warrants to purchase 425,000 shares of Common Stock at $5.00 per share. The $5.00 Warrants are currently exercisable and expire in July 1999.

TRANSFER AGENT

        Registrar & Transfer Company serves as the transfer agent for the shares of Common Stock.

                        SHARES AVAILABLE FOR FUTURE SALE

        Upon the date of this Prospectus, 1997, there are 11,510,334 shares of Common Stock issued and outstanding and up to 13,966,668 additional shares will be issuable upon exercise of the Warrants. The 5,308,334 shares of Common Stock to be resold pursuant to this offering currently outstanding are, and upon exercise of the Subject Warrants, the 11,541,668 shares of Common Stock issuable thereunder will be, eligible for immediate resale in the public market. The remaining 6,202,000 shares of Common Stock outstanding and 2,425,000 shares issuable upon exercise of the $.05 Warrant and $.50 Warrants will be subject to the resale provisions of Rule 144 and the 6,202,000 shares currently outstanding will become subject to a 12-month contractual lock-up whereby such shares can only be sold by the holder, if concurrently with such resale, the holder exercises a warrant to purchase one share of the Company's Common Stock, at an exercise price of at least $4.00 per share, for each two shares of Common Stock sold. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

        Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company. Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

        This Prospectus relates to the resale of 16,850,002 shares of Common Stock by the Selling Stockholders of which 5,308,334 shares are currently issued and outstanding and up to 11,541,668 shares to be issued upon (i) exercise of Class A Warrants outstanding to purchase up to 5,033,334 shares, (ii) exercise of Class B Warrants outstanding to purchase up to 5,0333,334 shares, and (iii) exercise of Class C Warrants to purchase up to 1,050,000 on shares, and (iv) exercise of $5.00 Warrants outstanding to purchase up to 425,000 shares of Common Stock. This prospectus also relates to the resale of 5,033,334 Class B Warrants.

        The table below sets forth information with respect to the resale of shares of Common Stock by the Selling Stockholders, including the resale of shares of Common Stock issued upon exercise of the Subject Warrants. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders for shares currently outstanding (not from the resale of Class B Warrants); however, the Company will receive the exercise price. This table does not set forth the resale of the Class B Warrants. However, the numbered Class B Warrants owned by each Selling Shareholder, the resale of which is being registered hereby, is identical to the number of shares of Common Stock underlying the Class B Warrants. The resale of such shares is also being registered hereby.

                RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS OF
                       SHARES CURRENTLY OUTSTANDING ("S"),
          SHARES TO BE ISSUED UPON EXERCISE OF CLASS A WARRANTS ("A"),
                             CLASS B WARRANTS ("B"),
                             CLASS C WARRANTS ("C"),
                          AND $5.00 WARRANTS ("$5.00")

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
Adhikary, Tapan Kumar                    5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Allen, Norman A. & Pamela Holberg       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Ameritrade Clearing, Inc.               10,000  A             10,000   A      0.00%         0.00%
   Custodian for Donald M. Robinson
     IRA                                10,000  B             10,000   B
Arabella                               220,000  S            220,000   S      0.00%         0.00%
                                       220,000  A            220,000   A
                                       220,000  B            220,000   B
Asbeck, Marcia and Peter                10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Auchstetter, Gerald A.                  15,000  S             15,000   S      0.00%         0.00%
                                        15,000  A             15,000   A
                                        15,000  B             15,000   B
Azbell, Frederic K. & Barbara A.        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
B and F Trust                          450,000  S            450,000   S      0.00%         0.00%
Bach, Robert L.                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Bailey Trust                           208,000  S            208,000   S      0.00%         0.00%
                                        20,000  A             20,000   A

                                       22

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                        20,000  B             20,000   B
Barnard, John E.                         1,000  S              1,000   S      0.00%         0.00%
                                         1,000  A              1,000   A
                                         1,000  B              1,000   B
Barrett, Gloria J. &  James L.          20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Barrett, James G.                       20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Barrett-Nelson, Hollye J.               20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Barton Family Trust                    126,667  A            126,667   A      0.00%         0.00%
                                       126,667  B            126,667   B
Basche, Scott                           10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Benson, Mark J.                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Bergerson, Rodney L.                     1,000  S              1,000   S      0.00%         0.00%
                                         1,000  A              1,000   A
                                         1,000  B              1,000   B
Bestgen, Ted                            20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Big Cat Capital                         95,000  C             95,000   C      0.00%         0.00%
Bippus, William J.                      12,500($5.00)         12,500($5.00)   0.00%         0.00%
Bloom, James August                     10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Brentwood Financial, Ltd.              160,000  S            160,000   S      0.00%         0.00%
                                       160,000  A            160,000   A
                                       160,000  B            160,000   B
Brown, Jodie                            20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Brutger, Wayne A.                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A

                                       23

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                        10,000  B             10,000   B
Buchanan, Jeffery L.                    20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Burger, Cynthia S.                      20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Carmichael, Thomas S.                   10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Carpenter, Raymond                       1,000  S              1,000   S      0.00%         0.00%
                                         1,000  A              1,000   A
                                         1,000  B              1,000   B
CASZ LLC                                50,000  S             50,000   S      0.00%         0.00%
                                        50,000($5.00)         50,000($5.00)
Chisholm, Roger L.                      10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
CLFS Equities                           25,000  S             25,000   S      0.00%         0.00%
                                        25,000($5.00)         25,000($5.00)
Clifford, John C.                       40,000  S             40,000   S      0.00%         0.00%
                                        40,000  A             40,000   A
                                        40,000  B             40,000   B
Clifford Family Trust                  166,667  A            166,667   A      0.00%         0.00%
                                       166,667  B            166,667   B
Coatta, John B.                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Coatta, Jean E.                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Coatta, Jay D.                          20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Cohen, Morris                           20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Cole, David L.                          20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B

                                       24

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
Collis, M.D., Noel D.                   20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Corliss, Robert J.                      20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Craven, Richard F.                      20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Crook, James W.                         20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Dahlberg, David                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
David L. Cole Pension Plan & Trust      20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Deanmore Holdings                      120,000  S            120,000   S      0.00%         0.00%
                                       120,000  A            120,000   A
                                       120,000  B            120,000   B
Derrer, Roland Jack & Kay Jean          20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Dillon, Jr., Robert J.                   5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Dompnier, Rene                          20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Dulas, Daniel                           10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Dulverton Holdings                     120,000  S            120,000   S      0.00%         0.00%
                                       120,000  A            120,000   A
                                       120,000  B            120,000   B
Econology / The Founder                750,000  C            750,000   C      0.00%         0.00%
Elituv, Chavan                          40,000  S             40,000   S      0.00%         0.00%
                                        40,000  A             40,000   A
                                        40,000  B             40,000   B

                                       25

                                          SHARES            AMOUNT OFFERED     SHARES
                                        BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                           OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                       BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------        -------------        ----------------- ----------    ----------
Erickson, Eric                             5,000  S              5,000   S      0.00%         0.00%
                                           5,000  A              5,000   A
                                           5,000  B              5,000   B
Ericson, James E.                         20,000  S             20,000   S      0.00%         0.00%
                                          20,000  A             20,000   A
                                          20,000  B             20,000   B
Erkkila, Russell E.                       10,000  S             10,000   S      0.00%         0.00%
                                          10,000  A             10,000   A
                                          10,000  B             10,000   B
Estrich, Mark and Terry                    5,000  S              5,000   S      0.00%         0.00%
                                           5,000  A              5,000   A
                                           5,000  B              5,000   B
Estrich, Walter and Florence               5,000  S              5,000   S      0.00%         0.00%
                                           5,000  A              5,000   A
                                           5,000  B              5,000   B
Eye Guys, Inc.                            10,000  S             10,000   S      0.00%         0.00%
                                          10,000  A             10,000   A
                                          10,000  B             10,000   B
First Trust Corporation TTEE              10,000  S             10,000   S      0.00%         0.00%
   FBO Donald M. Robinson IRA
First Trust National Association Trustee  20,000  S             20,000   S      0.00%         0.00%
   FBO Thomas S. Shoopman IRA             20,000  A             20,000   A
                                          20,000  B             20,000   B
First Trust National Association Trustee  40,000  S             40,000   S      0.00%         0.00%
   FBO Wallace F. Miller IRA              40,000  A             40,000   A
                                          40,000  B             40,000   B
First Trust National Association Trustee  30,000  S             30,000   S      0.00%         0.00%
   FBO Steven Graybow IRA                 30,000  A             30,000   A
                                          30,000  B             30,000   B
First Trust National Association Trustee   3,667  S              3,667   S      0.00%         0.00%
   FBO Irving J. Geislinger IRA            3,667  A              3,667   A
                                           3,667  B              3,667   B
First Trust National Association Trustee   9,000  S              9,000   S      0.00%         0.00%
   FBO Eric J. Overig IRA Rollover         9,000  A              9,000   A
                                           9,000  B              9,000   B
First Trust National Association Trustee  10,000  S             10,000   S      0.00%         0.00%
   FBO Bryan Johnson IRA                  10,000  A             10,000   A
                                          10,000  B             10,000   B
First Trust National Association Trustee  20,000  S             20,000   S      0.00%         0.00%
   FBO Charles J. Steinke IRA             20,000  A             20,000   A

                                       26

                                          SHARES            AMOUNT OFFERED     SHARES
                                        BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                           OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                       BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------        -------------        ----------------- ----------    ----------
                                          20,000  B             20,000   B
First Trust National Association Trustee   5,000  S              5,000   S      0.00%         0.00%
   FBO Carmen M. Tesch IRA                 5,000  A              5,000   A
                                           5,000  B              5,000   B
First Trust National Association Trustee  10,000  S             10,000   S      0.00%         0.00%
   FBO Mark V. Redman IRA                 10,000  A             10,000   A
                                          10,000  B             10,000   B
Fleschler, Sammy                          12,500($5.00)         12,500($5.00)   0.00%         0.00%
Flink, John Leonard                       10,000  S             10,000   S      0.00%         0.00%
                                          10,000  A             10,000   A
                                          10,000  B             10,000   B
Forschen, Blaine M.                        3,000  S              3,000   S      0.00%         0.00%
                                           3,000  A              3,000   A
                                           3,000  B              3,000   B
Fowler, Lawarence C. & Dianne K.          10,000  S             10,000   S      0.00%         0.00%
                                          10,000  A             10,000   A
                                          10,000  B             10,000   B
Francis, Donald F. & Barbara J.           12,500  S             12,500   S      0.00%         0.00%
                                          12,500($5.00)         12,500($5.00)
Franckowiak, Norbert & Mary               10,000  S             10,000   S      0.00%         0.00%
                                          10,000  A             10,000   A
                                          10,000  B             10,000   B
Franckowiak, Norbert & Janet              10,000  S             10,000   S      0.00%         0.00%
                                          10,000  A             10,000   A
                                          10,000  B             10,000   B
Franckowiak, James L. and Deborah H.      10,000  S             10,000   S      0.00%         0.00%
Sparks
                                          10,000  A             10,000   A
                                          10,000  B             10,000   B
Fransen, Gene A. and Lois J.              20,000  S             20,000   S      0.00%         0.00%
                                          20,000  A             20,000   A
                                          20,000  B             20,000   B
Futer Family Trust                       110,000  A            110,000   A      0.00%         0.00%
                                         110,000  B            110,000   B
Gabos, John                               20,000  S             20,000   S      0.00%         0.00%
                                          20,000  A             20,000   A
                                          20,000  B             20,000   B
Garrison, Valarie A. & Lynn R.            10,000  S             10,000   S      0.00%         0.00%
                                          10,000  A             10,000   A
                                          10,000  B             10,000   B

                                       27

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
Gayken, Lydell                          20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Geislinger, Betty                        1,333  S              1,333   S      0.00%         0.00%
                                         1,333  A              1,333   A
                                         1,333  B              1,333   B
Geislinger, Irv                          5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Geislinger, Jeffrey J.                   5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Geraci, Joseph A.                        5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Gill, Robert A.                         20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Glutzer, Norman M. and Barbara          10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Goetz, Jr., Roger H.                    10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Goetzke, Lester                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Goldberg, Bennett                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Graham, Marshall                        40,000  S             40,000   S      0.00%         0.00%
                                        40,000  A             40,000   A
                                        40,000  B             40,000   B
Graybow, Rita                           30,000  S             30,000   S      0.00%         0.00%
                                        30,000  A             30,000   A
                                        30,000  B             30,000   B
Graybow, Bruce                          40,000  S             40,000   S      0.00%         0.00%
                                        40,000  A             40,000   A
                                        40,000  B             40,000   B
Griner, Jr., Frank W.                    5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Gross, Charles V.                       10,000  S             10,000   S      0.00%         0.00%

                                       28

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Gustafson, William T. and Barbara J.    10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Hafiz, Richard J.                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Hanneman, William E.                    15,000  S             15,000   S      0.00%         0.00%
                                        15,000  A             15,000   A
                                        15,000  B             15,000   B
Hart, Gary                              25,000  S             25,000   S      0.00%         0.00%
                                        25,000($5.00)         25,000($5.00)
Helton, Michael                          1,000  S              1,000   S      0.00%         0.00%
                                         1,000  A              1,000   A
                                         1,000  B              1,000   B
Hennen, Eugene                          10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Hennen, Jr., Joseph P.                  20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Hennen, Sr., Joe                        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Hewitt, Robert C.                       20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Hillen, John                            20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Hoffmann, D.C.                          10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Holberg, Larry W.                       50,000  S             50,000   S      0.00%         0.00%
                                        50,000  A             50,000   A
                                        50,000  B             50,000   B
Holberg, Darlyne L.                      5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B

                                       29

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
Hooe, Jr., Nelson D.                    10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Hopkins, Evan                            5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Horsell, William & Cheryl               10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Hou-Tex Trust                          310,000  A            310,000   A      0.00%         0.00%
                                       310,000  B            310,000   B
Huot, Irene R.                          10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Jensen, Julian S.                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Jones, Robert A.                         5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Joseph Geraci IRA                        5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Kaatz, Gary                              5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Kammerer, Celine                        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Kaufman, Lewis H.                       40,000  S             40,000   S      0.00%         0.00%
                                        40,000  A             40,000   A
                                        40,000  B             40,000   B
Kaufmann, Walter A.                     10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Keczmer, Pamela                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Keczmer, Daniel Pattrick, Sr. and Alice 20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A

                                       30

                                          SHARES            AMOUNT OFFERED     SHARES
                                        BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                           OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                       BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------        -------------        ----------------- ----------    ----------
                                        20,000  B             20,000   B
Keczmer, Daniel L. & Lisa A.            20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Kelly, David J.                          5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Kinney, Larry J.                        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Kinney, Patrick J.                      20,000  A             20,000   A      0.00%         0.00%
                                        20,000  B             20,000   B
Klein, Roger A. & Darlene C.            10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Klein, Robert N.                        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Klein, Gerald A.                         5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Klein, Sr., Roger H.                     5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Kolb, Robert T.                         25,000  S             25,000   S      0.00%         0.00%
                                        25,000($5.00)         25,000($5.00)
Kosar, Jr., Bernie                      60,000  S             60,000   S      0.00%         0.00%
                                        60,000  A             60,000   A
                                        60,000  B             60,000   B
Kosar, Sr., Bernard and Geraldine       20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Langer, Michael                          5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Laritson, John                           5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Larson, Wayne H.                        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A

                                       31

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                        20,000  B             20,000   B
Lauerman, James E.                      10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Lauret, Thurman                         20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Lawton, Fred W.                         20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Lease, Micheal W.                        5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Leckrone, Janine                         5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Lehrke, Ronald K.                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Lilja, David S.                         40,000  S             40,000   S      0.00%         0.00%
                                        40,000  A             40,000   A
                                        40,000  B             40,000   B
Longhi, Bert                            20,000  A             20,000   A      0.00%         0.00%
                                        20,000  B             20,000   B
Maddern, James R. and Kristine K.        3,334  S              3,334   S      0.00%         0.00%
                                         3,334  A              3,334   A
                                         3,334  B              3,334   B
Magnusson, Jan H.                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Mahon, William F.                       20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Mangini, Oscar R.                       20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Mark and Margaret Damon Trust           60,000  S             60,000   S      0.00%         0.00%
                                        60,000  A             60,000   A
                                        60,000  B             60,000   B

                                       32

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
Mary H.Ciszewski Self Trusted Revocable 20,000  S             20,000   S      0.00%         0.00%
Trust
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Matelski, George                        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Matelski, Wanda E. & Carl D. Parker     10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
McKeehan, Robert J.                     10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Mechi, Nabil                             5,000  C              5,000   C      0.00%         0.00%
Mercantile Bank N.A. Trustee            10,000  S             10,000   S      0.00%         0.00%
   FBO Gerald D. Stolz Profit Sharing
   Plan                                 10,000  A             10,000   A
                                        10,000  B             10,000   B
Meyer, Daniel                           10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Miller, Wallace F. & DeLois J.          60,000  S             60,000   S      0.00%         0.00%
                                        60,000  A             60,000   A
                                        60,000  B             60,000   B
Miller, Thomas D.                       20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Mitchell, Gerald M.                     10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Mitroo, J.B.                             5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Monty, Edward G.                        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Moriarty, Barbara J. and Maurice F.     10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Mount, Richard L.                       25,000  S             25,000   S      0.00%         0.00%
                                        25,000($5.00)         25,000($5.00)

                                       33

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
Nagel, Gregory A.                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Nagel, John                            208,000  S            208,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Nakagawa, Cressey H.                    25,000  S             25,000   S      0.00%         0.00%
                                        25,000($5.00)         25,000($5.00)
Nicksa, James H.                        25,000  S             25,000   S      0.00%         0.00%
                                        25,000($5.00)         25,000($5.00)
Nicolodi, Fulvia Casella                60,000  S             60,000   S      0.00%         0.00%
                                        60,000  A             60,000   A
                                        60,000  B             60,000   B
Nyquist, R. Dwight and Marie Ann B.      5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Park, M.D., Myung C.                   100,000  S            100,000   S      0.00%         0.00%
                                       100,000  A            100,000   A
                                       100,000  B            100,000   B
Parsons, Wayne J.                        2,000  S              2,000   S      0.00%         0.00%
                                         2,000  A              2,000   A
                                         2,000  B              2,000   B
Patzner, Rick M.                        70,000  S             70,000   S      0.00%         0.00%
                                        70,000  A             70,000   A
                                        70,000  B             70,000   B
Pearlwave Ltd.                         200,000  C            200,000   C      0.00%         0.00%
Pearson, Eldean                          5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Pechota, Gary L.                         5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Peddireddi, Srinivasa R.                30,000  S             30,000   S      0.00%         0.00%
                                        30,000  A             30,000   A
                                        30,000  B             30,000   B
Pellerito, Ronald                        5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Penn, Sean                              20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A

                                       34

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                        20,000  B             20,000   B
Perman, Mark                            10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Port, Joshua                             2,500  S              2,500   S      0.00%         0.00%
                                         2,500  A              2,500   A
                                         2,500  B              2,500   B
Port, Adam                               2,500  S              2,500   S      0.00%         0.00%
                                         2,500  A              2,500   A
                                         2,500  B              2,500   B
Port, Moses                              2,500  S              2,500   S      0.00%         0.00%
                                         2,500  A              2,500   A
                                         2,500  B              2,500   B
Port, Joseph                             2,500  S              2,500   S      0.00%         0.00%
                                         2,500  A              2,500   A
                                         2,500  B              2,500   B
Port, Stephen & Phyllis                 10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Powell, John R.                          5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Pritchard, Thomas                       12,500($5.00)         12,500($5.00)   0.00%         0.00%
Prudential Securities, Inc.             10,000  S             10,000   S      0.00%         0.00%
   Custodian for James Ericson Sr.      10,000  A             10,000   A
                                        10,000  B             10,000   B
Quam, Scott A. and Kristine S.           5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Redman, Mark V. And Kathryn V.          10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Rieman, Raymond                         20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Robarge, Ralph and Patricia             10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Robert H. Tucker Trust                  10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A

                                       35

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                        10,000  B             10,000   B
Robert J. Corliss IRA                   20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Robinson, Derek K. Vehling and Karen A. 10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Rohkohl, Arlene A.                      10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Rover Enterprises, Ltd.                160,000  S            160,000   S      0.00%         0.00%
                                       160,000  A            160,000   A
                                       160,000  B            160,000   B
Royall, Richard                         12,500($5.00)         12,500($5.00)   0.00%         0.00%
Sanderman, Robert J.                    45,000  S             45,000   S                    0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
                                        25,000($5.00)         25,000($5.00)
Schaffer, Don M.                        20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Schank, Daniel J.                        5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Scott T. Zbikowski IRA                  20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Segal, Randy                            40,000  S             40,000   S      0.00%         0.00%
                                        40,000  A             40,000   A
                                        40,000  B             40,000   B
Severini, Dominic & Kerrjie Aida        10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Severini, Jr., Fred                     15,000  S             15,000   S      0.00%         0.00%
                                        15,000  A             15,000   A
                                        15,000  B             15,000   B
Severini, Jr., Vincent J.               10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Sexton, David                            5,000  S              5,000   S      0.00%         0.00%

                                       36

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Shaffer, Byron G.                      100,000  S            100,000   S      0.00%         0.00%
                                       100,000  A            100,000   A
                                       100,000  B            100,000   B
Silletto, Jan and Donna                 20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Simmons, Ed                              5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Siwecki, Henry T. & Marie               60,000  S             60,000   S      0.00%         0.00%
                                        60,000  A             60,000   A
                                        60,000  B             60,000   B
Siwecki, Henry A. & Christine F.        10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Siwecki, Henry T.                       25,000  S             25,000   S      0.00%         0.00%
                                        25,000($5.00)         25,000($5.00)
Smalley, Cathy M.                        2,500  S              2,500   S      0.00%         0.00%
                                         2,500($5.00)          2,500($5.00)
Snyder, Dale                             2,000  S              2,000   S      0.00%         0.00%
                                         2,000  A              2,000   A
                                         2,000  B              2,000   B
Solo One LLC                             6,000($5.00)          6,000($5.00)   0.00%         0.00%
Spriggs, Kevin F.                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Stark, Randall P.                       10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Stein, Charles M.                       15,000  S             15,000   S      0.00%         0.00%
                                        15,000  A             15,000   A
                                        15,000  B             15,000   B
Stelton, Craig                           5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Stoffel, August M. and Michelle L.      10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B

                                       37

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
Stoffel, August M. and Ann M.           20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Sud, James P.                           20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Sulak, Cecilia                          12,500  S             12,500   S      0.00%         0.00%
                                        12,500($5.00)         12,500($5.00)
Sylla, Craig J.                          1,000  S              1,000   S      0.00%         0.00%
                                         1,000  A              1,000   A
                                         1,000  B              1,000   B
Tancheff, John                          20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Tautges, Thomas and Mary Jo              5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Tell, Dr. Brian                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Tesch, Michael A. & Carmen M.           19,000  S             19,000   S      0.00%         0.00%
                                        19,000  A             19,000   A
                                        19,000  B             19,000   B
Traut, Mark Joseph                      20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Tulgestke, Gordon                        6,250  S              6,250   S      0.00%         0.00%
                                         6,250($5.00)          6,250($5.00)
Tuschner, John M. Tuschner and Julie     5,000  S              5,000   S      0.00%         0.00%
K.Havlicek
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Tuschner, Jeni                           5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Tutewohl, Leo & Sharon                   5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Van Alen, Judith F.                     70,000  S             70,000   S      0.00%         0.00%
                                        70,000  A             70,000   A

                                       38

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                        70,000  B             70,000   B
VanOverbeke, James C. & Michaline A.    10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Vatland, Harlan J.                      10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Vern J. Langer IRA                       5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A
                                         5,000  B              5,000   B
Villavicencio, Gilbert                  10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Vonn Ltd                                25,000  S             25,000   S      0.00%         0.00%
                                       166,666  A            166,666   A
                                       166,666  B            166,666   B
                                        25,000($5.00)         25,000($5.00)
Wayne, E. Robie                         10,000  S             10,000   S      0.00%         0.00%
                                        10,000  A             10,000   A
                                        10,000  B             10,000   B
Westman, Bruce                          20,000  S             20,000   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
Zaremba, John M.                         3,125  S              3,125   S      0.00%         0.00%
                                         3,125($5.00)          3,125($5.00)
Zaremba, James R.                        3,125  S              3,125   S      0.00%         0.00%
                                         3,125($5.00)          3,125($5.00)
Zaremba, Frank J.                        3,125  S              3,125   S      0.00%         0.00%
                                         3,125($5.00)          3,125($5.00)
Zaremba, David                           3,125  S              3,125   S      0.00%         0.00%
                                         3,125($5.00)          3,125($5.00)
Zaremba Group LLC                       67,750  S             67,750   S      0.00%         0.00%
                                        20,000  A             20,000   A
                                        20,000  B             20,000   B
                                        47,750($5.00)         47,750($5.00)
Zbikowski, Scott T.                     50,000  S             50,000   S      0.00%         0.00%
                                        50,000  A             50,000   A
                                        50,000  B             50,000   B
Zurek, Mark J.                           5,000  S              5,000   S      0.00%         0.00%
                                         5,000  A              5,000   A

                                       39

                                        SHARES            AMOUNT OFFERED     SHARES
                                      BENEFICIALLY        (ASSUMING ALL   BENEFICIALLY
                                         OWNED               SHARES        OWNED AFTER
     STOCKHOLDER                     BEFORE RESALE        IMMEDIATELY SOLD)  RESALE       PERCENTAGE
-------------------------------      -------------        ----------------- ----------    ----------
                                         5,000  B              5,000   B

* denotes less than 1%

        The 16,850,002 shares offered by the Selling Stockholders, as well as the 5,033,334 Class B Warrants, may be sold by one or more of the following methods, without limitation: (i) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (ii) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act, in connection with such sales. The Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a Prospectus. As a result of such shares being registered under the Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of Common Stock for purposes of the Act with the result that they may be subject to certain statutory liabilities if the registration statement to which this Prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The Company has not agreed to indemnify any of the Selling Stockholders regarding such liability.

                                         LEGAL MATTERS

        Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon for the Company by Brewer & Pritchard, P.C., Houston, Texas. Principals of Brewer & Pritchard, P.C. own $.05 Warrants to purchase 12,500 shares of Common Stock and $5.00 Warrants to purchase 12,500 shares of Common Stock.

                                            EXPERTS

        The audited financial statements as of August 31, 1996 included in this Prospectus have been included herein in reliance upon the report of McManus & Co., P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         [MC MANUS & CO P.C. LETTERHEAD]

                        Independent Accountant's Report

To the Stockholders of
Eagle Telecom International, Inc.


We have reviewed the accompanying balance sheet of Eagle Telecom International, Inc. as of May 31, 1997, and the related statements of earnings, shareholders' equity, and cash flows for the nine months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial Statements is the representation of the management of Eagle Telecom International, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with general accepted accounting principles.

The financial statements for the years ended August 31, 1996, 1995, and 1994 were audited by us, and we expressed an unqualified opinion on them in our report dated September 25, 1996, but we have not performed any auditing procedures since that date.

/s/ McManus & Co., P.C.
McManus & Co., P.C.
Certified Public Accountants
Morris Plains,  New Jersey

July 30, 1997

                       EAGLE TELECOM INTERNATIONAL, INC.
                                 BALANCE SHEETS

                                     ASSETS
                                                                                                                   August  31,
                                                                                     May  31,            ---------------------------
                                                                                       1997                  1996              1995
                                                                                    -----------          -----------          ------
                                                                                    (Unaudited)           (Audited)        (Audited)

   Current Assets:
     Cash and Cash  Equivalents (Note 1) ..................................         $ 3,580,342          $ 2,104,052               0
     Accounts Receivable ..................................................           2,346,361              358,933               0
     Inventories (Note 1) .................................................             772,584              525,311               0
     Prepaid Expenses .....................................................              40,563               16,623               0
                                                                                    -----------          -----------          ------
       Total Current Assets ...............................................           6,739,850            3,004,919               0

   Property and Equipment (Note 1):
     Operating Equipment ..................................................             547,938              425,735               0
     Less: Accumulated Depreciation .......................................             (88,126)             (33,104)              0
                                                                                    -----------          -----------          ------
       Total Property and Equipment .......................................             459,812              392,631               0

   Other Assets:
     Security Deposits ....................................................              10,681                8,950               0
     Deferred Financing  Fees .............................................                   0               37,500               0
     Investment In Link Two Communications, Inc. ..........................             100,000                    0               0
     Organization Expense (net of accumulated amortization) ...............               2,494                2,992           1,000
                                                                                    -----------          -----------          ------
       Total Other Assets .................................................             113,175               49,442           1,000
                                                                                    -----------          -----------          ------
     Total Assets .........................................................         $ 7,312,837          $ 3,446,992          $1,000
                                                                                    ===========          ===========          ======
                      LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Liabilities:
     Accounts Payable .....................................................         $   300,858          $   168,013               0
     Accrued Payroll Taxes ................................................               1,819                    0               0
     Accrued Expenses .....................................................              81,916              173,527               0
     Customer Deposits ....................................................              50,886              211,783               0
     Shareholders'  Advances (Note 10) ....................................             143,998              290,000               0
     Subscriptions Payable ................................................                   0               97,500               0
     Notes Payable (Note 2) ...............................................                   0              386,082               0
     Capital Lease Obligations (Note 3) ...................................              34,851               20,694               0
     Federal Income Taxes Payable (Note 4) ................................             240,843                    0               0
     Deferred Taxes (Note 4) ..............................................               1,700                    0               0
                                                                                    -----------          -----------          ------
       Total Current Liabilities ..........................................             856,871            1,347,599               0

   Long - Term  Liabilities:
     Capital Lease Obligations
       (net of current maturities) (Note 3) ...............................              10,541               16,704               0
     Deferred Taxes (Note 4) ..............................................               9,507                5,683               0
                                                                                    -----------          -----------          ------
       Total  Long - Term  Liabilities ....................................              20,048               22,387               0

   Commitments and Contingent Liabilities (Note 10)

   Shareholders' Equity:
     Preferred Stock - $.001 par value
       Authorized 5,000,000 shares
       Issued -0- shares ..................................................                   0                    0               0
     Common  Stock - $.001 par value
       Authorized 100,000,000 shares
       Issued 11,510,334; 6,946,145; and
           1,000 shares respectively ......................................              11,510                6,946           1,000
     Paid  in  Capital ....................................................           5,893,577            2,037,856               0
     Retained  Earnings ...................................................             530,831               32,204               0
                                                                                    -----------          -----------          ------
       Total Shareholders' Equity .........................................           6,435,918            2,077,006           1,000
                                                                                    -----------          -----------          ------
     Total Liabilities and Shareholders' Equity ...........................         $ 7,312,837          $ 3,446,992          $1,000
                                                                                    ===========          ===========          ======

See accompanying accountant's report and notes to the sinancial statements.

                       EAGLE TELECOM INTERNATIONAL, INC.
                             STATEMENTS OF EARNINGS

                                                                    For the Nine                  For the Years Ended August 31,
                                                                    Months Ended          ------------------------------------------
                                                                     May 31 1997              1996              1995         1994
                                                                     -----------          -----------          ------        ------
                                                                     (Unaudited)           (Audited)          (Audited)    (Audited)
   Net Sales ...............................................         $ 3,059,687          $ 1,018,441          $ --           $ --

   Cost of Goods Sold
     Materials and Supplies ................................             852,790              228,765            --             --
     Direct Labor and Related Costs ........................             406,643              290,743            --             --
     Depreciation and Amortization .........................              33,000               19,986            --             --
     Other Manufacturing Costs .............................              10,601              104,776            --             --
                                                                     -----------          -----------          ------         ------
       Total Cost of Goods Sold ............................           1,303,034              644,271            --             --
                                                                     -----------          -----------          ------         ------
   Gross Profit ............................................           1,756,653              374,170            --             --
                                                                     -----------          -----------          ------         ------
   Operating Expenses
     Selling, General and Administrative
       Salaries and Related Costs ..........................             556,043              181,338            --             --
       Advertising and Promotion ...........................             160,499               65,461            --             --
       Depreciation and Amortization .......................              22,521               13,451            --             --
       Other Support Costs .................................             500,315               83,638            --             --
                                                                     -----------          -----------          ------         ------
       Total Operating Expenses ............................           1,239,378              343,888            --             --
                                                                     -----------          -----------          ------         ------
   Earnings From Operations Before Other
     Revenues/(Expenses) and Taxes .........................             517,275               30,282            --             --

   Other Revenues / (Expenses)
     Interest Income .......................................             241,435               10,501            --             --
     Interest Expense ......................................              (3,215)              (2,896)
                                                                     -----------          -----------          ------         ------
       Total Other Revenues ................................             238,220                7,605            --             --
                                                                     -----------          -----------          ------         ------
   Earnings Before Income Taxes ............................             755,495               37,887            --             --

   Provision For Income Taxes ..............................             256,868                5,683            --             --
                                                                     -----------          -----------          ------         ------
   Net Earnings ............................................             498,627               32,204            --             --

   Retained Earnings - Beginning of Period .................              32,204                 --              --             --
                                                                     -----------          -----------          ------         ------
   Retained Earnings - End of ..............................         $   530,831          $    32,204          $    0         $    0
                                                                     ===========          ===========          ======         ======
   Net Earnings Per Common Share:
   Primary (Note 1) ........................................         $     0.030          $     0.003          $0.000         $0.000
   Fully  Diluted (Note 1) .................................         $     0.021          $     0.002          $0.000         $0.000

See accompanying accountant's report and notes to the sinancial statements.

                       EAGLE TELECOM INTERNATIONAL, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                      Additional                          Total
            September 1, 1993                           Common         Preferred       Paid  In          Retained      Shareholders'
             To May 31, 1997                            Stock            Stock          Capital          Earnings         Equity
                                                       --------       ----------      -----------       ----------      -----------
  September 1, 1993 .............................      $  1,000       $     --        $      --         $     --        $     1,000
                                                       --------       ----------      -----------       ----------      -----------
  Total Shareholders' Equity
  As Of August 31, 1994 .........................         1,000             --               --               --              1,000
                                                       --------       ----------      -----------       ----------      -----------
  Total Shareholders' Equity
  As Of August 31, 1995 .........................         1,000             --               --               --              1,000

  Net Earnings 1996 .............................          --               --               --             32,204           32,204

  Common Stock Relinquished .....................        (1,000)            --               --               --             (1,000)

  New Stock Issued to Shareholders
        Hou - Tex Trust (July 1996) .............         3,150             --            238,627             --            241,777
        Futer Family Trust (July 1996) ..........           990             --             74,996             --             75,986
        John Nagel (July 1996) ..................           180             --             13,636             --             13,816
        Bailey Trust (July 1996) ................           180             --             13,636             --             13,816

  Private Placement .............................         2,446             --          1,926,254             --          1,928,700

  Issuance of Warrants for
        Fundraising Activities ..................          --               --             88,343             --             88,343

  Syndication Costs .............................          --               --           (317,636)            --           (317,636)
                                                       --------       ----------      -----------       ----------      -----------
  Total Shareholders' Equity
  As Of August 31, 1996 .........................         6,946             --          2,037,856           32,204        2,077,006


  Net Earnings As of May 31, 1997 ...............          --               --               --            498,627          498,627


  Private  Placement ............................         1,587             --          4,117,759             --          4,119,346

  Conversion of Notes Payable and
        Advances to Common Stock ................         2,277             --            487,092             --            489,369

  Exercise of $.01 Warrants:
        B & F Trust .............................           490             --              4,410             --              4,900
        Futer Family Trust ......................           154             --              1,386             --              1,540
        John Nagel ..............................            28             --                252             --                280
        Bailey Trust ............................            28             --                252             --                280

  Issuance of Warrants for
        Fundraising Activities ..................          --               --            192,000             --            192,000

  Syndication Costs .............................          --               --           (947,430)            --           (947,430)
                                                       --------       ----------      -----------       ----------      -----------
  Total Shareholders' Equity
  As Of May 31, 1997 ............................      $ 11,510       $     --        $ 5,893,577       $  530,831      $ 6,435,918
                                                       ========       ==========      ===========       ==========      ===========

See accompanying accountant's report and notes to the sinancial statements.

                       EAGLE TELECOM INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                           For the Nine Months    For the Years Ended August 31,
                                                                             Ended May 31,    --------------------------------------
                                                                                 1997            1996            1995        1994
                                                                              -----------     -----------     ----------  ----------
                                                                              (Unaudited)      (Audited)       (Audited)   (Audited)
       Cash  Flows  From  Operating  Activities
         Net  Earnings ...................................................    $   498,627     $    32,204     $     --    $     --

         Adjustments  To  Reconcile  Net  Earnings  To  Net  Cash
           Used  By  Operating  Activities:
           Depreciation  and  Amortization ...............................         55,521          33,437           --          --
           (Increase) / Decrease  in  Accounts  Receivable ...............     (1,987,428)       (270,144)          --          --
           (Increase) / Decrease  in  Inventories ........................       (247,273)       (228,978)          --          --
           (Increase) / Decrease  in  Prepaid  Expenses ..................        (23,940)        (16,623)          --          --
           Increase / (Decrease)  in  Accounts  Payable ..................        132,845         168,013           --          --
           Increase / (Decrease)  in  Accrued Payroll  Taxes .............          1,819
           Increase / (Decrease)  in  Accrued  Expenses ..................        (91,611)           (760)          --          --
           Increase / (Decrease) in Deferred Taxes .......................          5,524           5,683           --          --
           Increase / (Decrease)  in  Customer  Deposits .................       (160,897)        130,948           --          --
           Increase / (Decrease)  in  Federal  Income  Taxes  Payable ....        240,843            --             --          --
                                                                              -----------     -----------     ----------  ----------
           Total Adjustments .............................................     (2,074,597)       (178,424)          --          --
                                                                              -----------     -----------     ----------  ----------
         Net Cash Used By Operating Activities ...........................     (1,575,970)       (146,220)          --          --


       Cash  Flows  From  Investing  Activities
           Purchase  of  Property  and  Equipment ........................       (122,203)        (55,735)          --          --
           (Increase) / Decrease  in  Other  Assets ......................         35,768         (48,775)          --          --
           Increase  in  Investment  in  Link  Two  Communications,  Inc.        (100,000)           --             --          --
                                                                              -----------     -----------     ----------  ----------
         Net  Cash  Used  By  Investing  Activities ......................       (186,435)       (104,510)          --          --


       Cash  Flows  From  Financing  Activities
           Proceeds  From  Sale  of  Common  Stock .......................      3,860,285       1,833,802           --          --
           Increase / (Decrease)  in  Notes  Payable .....................       (375,000)        375,000           --          --
           Increase / (Decrease)  in  Notes  Payable .....................        (11,082)         11,082           --          --
           Increase / (Decrease)  in  Capital  Leases ....................          7,994          37,398           --          --
           Increase / (Decrease)  in  Shareholders'  Advances ............       (146,002)
           Increase / (Decrease)  in  Subscriptions  Payable .............        (97,500)         97,500           --          --
                                                                              -----------     -----------     ----------  ----------
         Net  Cash  Provided  By  Financing  Activities ..................      3,238,695       2,354,782           --          --


              Net  Increase  in  Cash ....................................      1,476,290       2,104,052           --          --

       Cash  at  the  Beginning  of  the  Period .........................      2,104,052            --             --          --
                                                                              -----------     -----------     ----------  ----------
       Cash  at  the  End  of  the  Period ...............................    $ 3,580,342     $ 2,104,052     $     --    $     --
                                                                              ===========     ===========     ==========  ==========

See accompanying accountant's report and notes to the sinancial statements.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

      Eagle Telecom International, Inc., (the Company), incorporated as a Texas corporation on May 24, 1993 and commenced business in April of 1996. The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems.

      Prior to April, 1996, the Company was inactive. During April, 1996, the Company commenced operations by the issuance of stock for cash, certain inventories, test equipment, other assets, and the assumption of certain liabilities to its principal shareholder. Concurrent with this transaction, the Company entered into an asset purchase agreement with a company to acquire certain other production equipment, inventories and furniture and equipment.

A)    Cash and Cash Equivalents

      The Company has $3,574,403 and $1,650,000 invested in interest bearing accounts at May 31, 1997 and August 31, 1996, respectively.

B)    Property and Equipment

      Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                          YEARS
                                          -----
            Machinery and equipment         7
            Furniture and Fixtures          7

      Expenditures for maintenance and repairs are charged against income as incurred and major improvements are capitalized.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

C)    Inventories

      Inventories are valued at the lower of cost or market. The cost is determined by using the FIFO method. Inventories consist of the following items:

                               MAY 31,              AUGUST 31,
                            -----------       ---------------------
                               1997             1996        1995
                            (UNAUDITED)       (AUDITED)   (AUDITED)
                            -----------       ---------   ---------
Raw Materials .............   $440,450         $351,374    $- 0 -
Work in Process ...........    322,150          173,937     - 0 -
Finished Goods ............      9,975         - 0 -        - 0 -
                              --------         --------    ------
                              $772,584         $525,311    $- 0 -
                              ========         ========    ======

D)    Organizational Costs

      Organizational costs are amortized using the straight - line method over a period of sixty (60) months. Accumulated amortization is $499 and $333 for the periods ended May 31, 1997 and August 31, 1996, respectively.

E)    Research and Development Costs

      The Company's research and development costs occur as a result from obligations to perform contractual services for outside parties. These costs are expensed as contract revenues are earned. Research and development costs of $99,646 and $48,829 were expenses for the periods ended May 31, 1997 and August 31, 1996, respectively. Contract revenues earned for the periods ended May 31, 1997 and August 31, 1996 were $275,000 and $150,000, respectively.

F)    Income Taxes

      The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires a change from the deferral method to assets and liability method of accounting for income taxes. Timing differences exist between book income and tax income which relate primarily to depreciation methods.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

G)    Net Earnings Per Common Share

      Net earnings per common share is shown as both primary and fully diluted. Primary earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding plus any dilutive common stock equivalents. Fully diluted earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding plus any dilutive and anti-dilutive common stock equivalents. The components used for the computations are shown as follows:

                                                   MAY 31, 1997  AUGUST 31, 1996
                                                   ------------  ---------------
      Weighted Average Number of Common
          Shares Outstanding Including:

      Primary Common Stock Equivalents               16,496,188     12,819,479
      Fully Dilutive Common Stock Equivalents        23,954,522     19,992,813

H)    Warrants for Funding Activities

      To date, the Company has issued the following warrants: 5,033,334 Class A; 5,033,334 Class B; 1,050,000 Class C; 1,050,000 $.05; 1,375,000 $.50; and
      425,000 $5.00. Certain of these warrants were issued to individuals and trusts for their assistance in the fundraising activities. The Company has assigned a value of $280,343 as compensation for services rendered and fund raising activities.

I)    Deferred Financing Fees

      The deferred financing fees originated as a financing charge on a non-interest bearing notes payable in the amount of $375,000. During November 1996, the financing fees were expensed.

J)    Advertising and Promotion

      All advertising related costs are expensed as incurred. The Company does not incur any cost for direct-response advertising. For the periods ended May 31, 1997 and August 31, 1996, the Company had expensed $160,499 and $65,461, respectively.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -  NOTES PAYABLE:
                                              MAY  31,           AUGUST 31,
                                              -------      ---------------------
                                               1997          1996        1995
                                            (UNAUDITED)    (AUDITED)   (AUDITED)
                                            -----------    ---------   ---------
Notes to individuals due
  October 31, 1996, bearing
  no interest, convertible
  into the Company's common
  stock at the noteholder's
  option ...............................      $ - 0 -      $375,000      $ - 0 -

Unsecured note to the insurance
  company bearing interest at
  8.75%, due $2,265 monthly
  until January 1997  ..................      - 0 -          11,082      - 0 -
                                              -------      --------      -------
      Total ............................      - 0 -         386,082      - 0 -
      Less Current Portion of
         Long - Term Debt ..............      - 0 -         386,082      - 0 -
                                              -------      --------      -------
      Total Long - Term Debt ...........      $ - 0 -       $ - 0 -      $ - 0 -
                                              =======      ========      =======

NOTE 3 -  CAPITAL LEASE OBLIGATIONS:

                                             FEBRUARY 28,        AUGUST 31,
                                             ------------   --------------------
                                                1997           1996       1995
                                             (UNAUDITED)    (AUDITED)  (AUDITED)
                                             -----------    ---------  ---------
Equipment lease with Compix
  bearing interest at 15%, payable in
  monthly installments of $624; due
  July 1998  ..............................   $ 8,016       $12,049     $  - 0 -

Equipment lease with IFR bearing
  interest at 15%, payable in monthly
  installments of $1,427; due June 1998  ..    17,134        25,349        - 0 -

Equipment lease with Associates
  Capital bearing interest at 7%,
  payable in monthly installments
  of $1,177; due Sept. 1998  ..............    17,966          - 0 -       - 0 -

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 -  CAPITAL LEASE OBLIGATIONS:(continued)

                                                 MAY  31,         AUGUST 31,
                                                 --------    -------------------
                                                   1997        1996       1995
                                                (UNAUDITED)  (AUDITED) (AUDITED)
                                                -----------  -------------------
Equipment lease with IKON Office
  Solutions bearing interest at
  18% payable in monthly installments
  of $105; due March, 2000  ................     $ 2,276     $ - 0 -     $ - 0 -
                                                 -------     -------     -------

    Total Obligations ......................      45,392      37,398     - 0 -

    Less Current Portion of
      Lease Obligations ....................      34,851      20,694     - 0 -
                                                 -------     -------     -------

    Total Long - Term Capital
      Lease Obligations ....................     $10,541     $16,704     $ - 0 -
                                                 =======     =======     =======

    The capitalized lease obligations are collateralized by the related equipment acquired with a net book value of approximately $60,679 and $41,892 at May 31, 1997 and August 31, 1996, respectively. The future minimum lease payments under the capital leases and the net present value of the future lease payments at May 31, 1997 and August 31, 1996 are as follows:

                                           MAY 31, 1997   AUG. 31, 1996
                                           ------------   -------------
Total minimum lease payments ............    $41,896        $42,447
Less:  Amount representing interest .....      3,496          5,049
                                             -------        -------
Present value of net minimum
  lease payments ........................    $45,392        $37,398
                                             =======        =======

            Future obligations under the lease terms are:

                  PERIOD ENDING
                     MAY  31,              AMOUNT
                     ---  ---              ------
                     1998                  $34,851
                     1999                   10,541
                                           -------
                       Total               $45,392
                                           =======

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 -  INCOME TAXES:

      As discussed in note 1, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision.

A) The effective tax rate for the Company is reconcilable to statutory tax rates as follows:

                                       MAY  31,         AUGUST 31,
                                       -------   ------------------------
                                        1997     1996    1995       1994
                                        ----     ----    ----       ----
                                          %       %        %          %
U.S. Federal statutory Tax Rate ....     34      15      - 0 -      - 0 -
                                         --      --      -----      -----

Effective Tax Rate .................     34      15      - 0 -      - 0 -
                                         ==      ==      =====      =====

B) Deferred income taxes are provided for differences between financial statement and income tax reporting. Principal difference is the manner in which depreciation is computed for financial and income tax reporting purposes.

NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS AND WARRANTS:

      In July, 1996, the Board of Directors and majority shareholders authorized 5,000,000 shares of Preferred Stock with a par value of $.001. As of May 31, 1997, no Preferred Stock has been issued.


      In July, 1996, the Board of Directors and majority shareholders adopted a stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. As of May 31, 1997, no options have been granted pursuant to such plan.

      In May of 1996, the Company received an aggregate of $375,000 in bridge financing in the form of interest-free convertible notes from unaffiliated individuals. Holders of $369,000 of these notes converted into 369,000 shares of Company common stock, and the balance of $6,000 was retired in November of 1996. In conjunction with the issuance of such indebtedness, the Company has agreed to issue such investors $.50 Warrants to purchase 375,000 shares of common stock, and $5.00 Warrants to purchase up to 375,000 shares of common stock.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

      Due to the lack of a public market, shareholders are inherently restricted from exercising their warrants. A minimal value has therefore been assigned as compensation for these warrants and recorded as syndication costs.

      As part of the filing of this registration statement, the Company will abide by the resale provisions of Rule 144 which governs the resale of "restricted securities" for the account of any person(other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. A total of 6,202,000 shares will become subject to a 12 month contractual lock-up from the date of the registration statement whereby such shares can only be sold by the holder, if concurrently with such resale, the holder exercises a warrant to purchase one share of the Company's Common Stock, at an exercise price equal to or greater than $4.00 per share, for each two shares of Common Stock sold.

      The Company has issued the following warrants which have since been exercised:

            700,000 stock purchase warrants which expire July, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.01 per share. These warrants were exercised as of May 31, 1997.

      The Company has issued and outstanding the following warrants which have not yet been exercised at May 31, 1997:

            1,050,000 stock purchase warrants which expire July, 1999. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.05 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire July, 1999 if not exercised.

            1,375,000 stock purchase warrants which expire July, 1999. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire July, 1999 if not exercised.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

            425,000 stock purchases warrants which expire July, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock.

            5,033,334 Class A stock purchase warrants which expire August 31, 2000. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $4.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant.

            5,033,334 Class B stock purchase warrants which expire August 31, 2000. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company, and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price if $6.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant.

            1,050,000 Class C stock purchase warrants which expire August 31, 2000. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company, and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price if $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrant.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

      The warrants outstanding are segregated into two categories (exercisable and non-exercisable). They are summarized as follows:

      CLASS  OF               EXERCISABLE
      WARRANTS        MAY  31, 1997  AUG. 31, 1996   NON-EXERCISABLE  EXERCISE PRICE
      --------       --------------  -------------   ---------------  ---------------
     $  .01 ......     Exercised        700,000              --        $    .01
        .05 ......          --            --           1,050,000            .05
        .50 ......          --            --           1,375,000            .50
        5.00 .....       425,000        425,000              --             5.00
        A ........     5,033,334      4,748,334              --             4.00
        B ........     5,033,334      4,748,334              --             6.00
        C ........     1,050,000          --                 --             2.00
                      ----------     ----------         ---------          -----
          Total ..    11,541,668     10,621,668         2,425,000
                      ==========     ==========         =========

NOTE 6  - RELATED PARTY TRANSACTIONS:

      In April 1996, the Company entered into a number of non-cash transactions. Inventories and property in the amounts of $200,000 and $300,000, respectively, were contributed to the Company by the Hou-Tex Trust, Bailey Trust, Futer Family Trust, and John Nagle and recorded at each individuals' respective historical cost. The Company also received inventory, accounts receivable, and furniture and fixtures in the amounts of $96,333, $88,789, $70,000, respectively, in exchange for the assumption of liabilities totaling $255,122.

      Additionally, the Company issued a note payable to an affiliate in the amount of $155,000 and concurrently issued 4,500,000 shares of common stock for $345,395 .

      For the period ended May 31, 1997, 1,908,000 shares had been issued to the Vonn, Ltd. and Messrs. Clifford and Barton for cash advances of $120,000.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 7  - SEGMENT INFORMATION:

      The Company had gross revenues of $2,376,629 for the period September 1, 1996 through February 28, 1997. The following parties individually represent a greater than ten percent of these revenues.

                                                             MAY 31, 1997
      CUSTOMER                                          AMOUNT        PERCENTAGE
      --------                                          ------        ----------
Link Two Communications, Inc. ...............         $1,620,464        52.96%
Houston Telephone ...........................            418,194        13.67%
                                                      ----------        -----
                                                      $2,038,658        66.63%
                                                      ==========        =====

      At August 31, 1996, no parties comprised a greater than ten percent of revenues.


NOTE 8  - INVESTMENT IN LINK TWO COMMUNICATIONS, INC.:

      The Company and Link Two Communications, Inc. (Link II) have executed an agreement, whereby the Company would receive up to an eight percent equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II is earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than thirty days. As of May 31, 1997, the Company had earned the full 8% minority equity interest in Link II. This is evidenced by the issuance of 2,400,000 shares of Link II common stock to the Company.

      Certain principal stockholders (or affiliates thereof) of the Company, including James Futer, executive vice president, director, and chief operating officer, and A.L. Clifford, a director of the Company, are also principal stockholders of Link II. Mr. Clifford is also the chairman, president, and chief executive officer of Link II and Dr. Cubley is a director of Link II.

NOTE 9  - RISK FACTORS:

      At May 31, 1997, substantially all of the Company's business activity has remained within the United States and has been extended to the wireless infrastructure industry. Approximately sixty percent of the Company's revenues and receivables have been created solely in the state of Texas whereas the approximate forty percent remainder has been created relatively evenly over the rest of the nation.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 9  - RISK FACTORS: (continued)

      Through the normal course of business, the Company generally does not require its customers to post any collateral. However, because Link Two Communications, Inc. constitutes 52.96% of the Company's gross revenues and 61% of the its accounts receivable, the two companies have reached an agreement whereby the Company will receive a minority interest in Link Two Communications, Inc. based upon the outstanding accounts receivable.

      Although the Company has concentrated its efforts in the wireless infrastructure industry at May 31, 1997, it is management's belief that the Company faces little credit or economic risk due to the continuous growth the market is experiencing.

NOTE 10  - SHAREHOLDERS' ADVANCES:

      Certain officers and an employee advanced the Company $290,000. At May 31, 1997 and August 31, 1996 the Company owes $143,998 and $290,000, respectively. The shareholder advances are non-interest bearing and payable upon demand.

NOTE 11 -  FOREIGN OPERATIONS:

      Although the Company is based in the United States, its product is sold on the international market. Presently, international sales total 3.4 % and 1.9% at May 31, 1997 and August 31, 1996, respectively.

NOTE 12 -  COMMITMENTS AND CONTINGENT LIABILITIES:

      The Company now leases its primary office space for $8,963 per month under a non-cancelable lease expiring on March 31, 1999. For the periods ending May 31, 1997 and August 31, 1996, rental expenses of $80,667 and $34,612, respectively, were incurred.

            Future obligations under the lease terms are:

                    PERIOD ENDING
                       MAY 31,                          AMOUNT
                       --------                         ------
                         1998 ...................     $ 107,556
                         1999 ...................        89,630
                                                      ---------
                            Total ...............     $ 197,186
                                                      =========

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          A The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          D. Any indemnification under subsections (A) and (B) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the Articles of Incorporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Articles of Incorporation.

          H. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

          SEC Registration Fee...........................   $ 20,000
          NASD Registration Fee..........................        -
          Printing and Engraving Expenses................     20,000
          Legal Fees and Expenses........................     75,000
          Accounting Fees and Expenses...................     50,000
          Blue Sky Fees and Expenses.....................     20,000
          Transfer Agent Fees............................      5,000
          Miscellaneous..................................     60,000
               TOTAL.....................................  $ 250,000
--------------------

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

          In May 1996, the Company issued $375,000 of convertible indebtedness of which $369,000 was converted into 369,000 shares of Common Stock and, in connection with the original issuance of such indebtedness, the Company issued such investors 375,000 $.50 Warrants and 375,000 $5.00 Warrants. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued an aggregate of 4,500,000 shares of Common Stock to certain founders (or affiliates thereof) of the Company for nominal consideration. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued to certain founders $.05 Warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.05 per share. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued to certain founders $.50 Warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.50 per share. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued to certain founders warrants to purchase an aggregate of 700,000 shares of Common Stock at an exercise price of $.01 per share. In February 1997, such warrants were exercised in full. The Company believes that the above captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued three individuals and one entity three year warrants to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $.05 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued three individuals and one entity three year warrants to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $5.00 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In August 1996, the Company issued 1,285,000 shares of Common Stock, 1,285,000 Class A Warrants to purchase 1,285,000 shares of Common Stock at an exercise price of $4.00 per share, and 1,285,000 Class B Warrants to purchase 1,285,000 shares of Common Stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In November 1996, the Company issued 1,908,000 shares of Common Stock to two individuals and an entity for services rendered in connection with the above captioned private offering. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In November 1996, the Company issued two individuals and one entity three year warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.05 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In November 1996, the Company issued two individuals and one entity three year warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.50 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In November 1996, the Company issued 870,000 shares of Common Stock, 870,000 Class A Warrants to purchase 870,000 shares of Common Stock at an exercise price of $4.00 per share and 870,000 Class B Warrants to purchase 870,000 shares of Common Stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In December 1996, the Company issued 1,110,000 shares of Common Stock , 1,110,000 Class A Warrants to purchase 1,110,000 shares of Common Stock at an exercise price of $4.00 per share and 1,110,000 Class B Warrants to purchase 1,110,000 shares of Common Stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In December 1996, the Company issued 1,000,000 Class A Warrants to purchase 1,000,000 shares of Common Stock at a purchase price of $4.00 per share and 1,000,000 Class B Warrants to purchase 1,000,000 shares of Common Stock at a purchase price of $6.00 per share to certain insiders for services rendered. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          From January 1997, through April 15, 1997 the Company issued 768,334 shares of Common Stock, 728,334 Class A Warrants to purchase 768,344 shares of Common Stock at an exercise price of $4.00 per share, 768,334 Class B Warrants to purchase 768,334 shares of Common Stock at an exercise price of $6.00 per share and 1,050,000 Class C Warrants to purchase 1,050,000 shares of Common Stock at an exercise price of $2.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

ITEM 27.  EXHIBITS

          EXHIBIT NO.      IDENTIFICATION OF EXHIBIT
          -----------      -------------------------
          3.1(2)           Articles of Incorporation of the Company, as amended
          3.2(2)           By-laws
          4.1(2)           Form of Common Stock Certificate
          4.2(2)           Class A Warrant Agreement and Form of Warrant
          4.3(2)           Class B Warrant Agreement and Form of Warrant
          4.4(2)           Form of $.05 Warrant
          4.5(2)           Form of $.50 Warrant
          4.6(2)           Form of $5.00 Warrant
          4.7(2)           Class C Warrant Agreement and Form of Warrant
          5.1(1)           Legal Opinion of Brewer & Pritchard, P.C.
          10.1(2)          Asset  Purchase Agreement
          10.2(2)          Stock Option Plan
          10.3(2)          Form of Purchase Order
          23.1(3)          Consent of McManus & Co., Inc.
          23.2(4)          Consent of Brewer & Pritchard, P.C.
---------------
(1) To be filed by amendment.
(2) Filed as an Exhibit (with the same corresponding Exhibit No. listed herein) to the Company's Registration Statement on Form SB-2 (File No. 333-20011) and incorporated herein by reference.
(3) Filed herewith.
(4) Included in Exhibit 5.1

ITEM 28.  UNDERTAKINGS

          (a)    The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        iii. To include any additional or changed material information with respect to the plan of distribution.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4)    i.      That, for the purpose of determining liability
                        under the Securities Act of 1933, the
                                information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                        ii. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11 day of August, 1997.

                                       Eagle Telecom International, Inc.

                                       By /s/ H. DEAN CUBLEY
                                          H. Dean Cubley, President,
                                          Chief Executive Officer and Director

                                 ----------------------------

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                    TITLE                                   DATE
---------                    -----                                   ----
/s/ H. DEAN CUBLEY           President, Chief Executive Officer      August 11, 1997
H. Dean Cubley

/s/ RICHARD ROYALL           Chief Financial Officer (Principal      August 11, 1997
Richard Royall                   Financial and Accounting Officer)

/s/ CHRISTOPHER W. FUTER     Director                                August 11, 1997
Christopher W. Futer

/s/ A.L. CLIFFORD            Director                                August 11, 1997
A. L. Clifford


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